                                                                   EXHIBIT 10.10

                           SITE COMMITMENT AGREEMENT

     THIS SITE COMMITMENT AGREEMENT (this "Agreement"), dated as of July 11, 1997, is between Nexel Communications, Inc., a Delaware corporation ("NCI") and Castle Tower Corporation, a Delaware corporation ("Castle").

                                   RECITALS

     On October 2, 1996, NCI, Castle and Pittencrieff Communications, Inc. entered into a letter agreement (as amended by subsequent extension letters, the "Letter Agreement") which contemplated, subject to the satisfaction of certain conditions, that the parties would subsequently enter into one or more definitive agreements. Following further discussions and negotiation, the parties agreed to modify certain terms of the agreements contemplated by the Letter Agreement. This Agreement constitutes one of the definitive agreements contemplated to be entered into between NCI and Castle, as so modified. Pursuant to the Letter Agreement, NCI and Castle desire to enter into an arrangement by which NCI will offer Castle certain opportunities relating to the construction and lease, or purchase and lease-back, of communications sites to be used in part by Nextel.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the requirements of the Letter Agreement, NCI and Castle agree as follows:

                           ARTICLE I  DEFINED TERMS

     The following terms as used in this Agreement shall, unless the context otherwise requires, have their respective meanings indicated below:

          (a) "Acceptance Notice" shall have the meaning provided in Section 3.2(c).

          (b) "Accepted Project" shall have the meaning provided in Section 3.2(b).

          (c) "Additional Equipment" shall have the meaning provided in Section 3.4.

          (d) "Additional New Site" shall have the meaning provided in Section 3.2(b).

          (e) "Affiliate" means any entity which the party in question (or an Affiliate of the party in question) directly or indirectly controls, is controlled by, or is under common control with, through the ownership or control of equity interests.

          (f)  "Base Equipment" shall have the meaning provided in Section 3.4.

          (g)  "Build Period" shall have the meaning provided in Section 3.1.

          (h) "Castle/Crown Effective Date" shall mean the date of consummation of the proposed merger of Castle with Crown.

          (i) "Closing" means the consummation of a purchase and sale of an Existing Tower Site or a Purchased Site, under the terms of the Purchase Agreement.

          (j)  "Communication Equipment" shall have the meaning provided in
Section 3.2(a).

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          (k)  "Completion Notice" shall have the meaning provided in Section
3.2(b).

          (l) "Construction Approvals" means all necessary approvals from applicable governmental authorities relating to Site acquisition and development, including, without limitation, building and FAA permits, zoning approvals and FCC approvals (if any).

          (m) "Construction Period" shall have the meaning provided in Section 3.2(d).

          (n)  "Construction Schedule" shall have the meaning provided in
Section 3.2(d).

          (o)  "Crown" means Crown Network Systems, Inc.

          (P)  "Crown Territory" shall have the meaning provided in Section
3.1(b).

          (q) "Dallas/Houston Site" shall have the meaning provided in Section 3.2(a).

          (r)  "End Date" shall have the meaning provided in Section 3.5.

          (s) "Existing Tower Sites" means the communications towers or monopoles identified on SCHEDULE 1 (as such SCHEDULE may be revised in accordance with Section 2.1), including the Tower Assets and Communication Equipment associated therewith, as further identified in Section 2.4.

          (t) "Expedited Project" shall have the meaning provided in Section 3.2(g).

          (u) "Final Approvals" means all Construction Approvals, together with other necessary approvals from applicable governmental authorities relating to the occupancy and use of a Site by Nextel, including, without limitation, a certificate of occupancy, if available.

          (v) "Force Majeure" means any of the following events: delays in delivery of construction materials, including towers and monopoles, if provided by Nextel or a vendor approved by Nextel, delays in zoning or permitting (other than delays resulting from or occasioned by Castle's pursuit of any modifications or supplements to the zoning and permitting completed by Nextel prior to delivery of the Completion Notice), strikes, lockouts, labor disputes, embargoes, flood, earthquake, storm, dust storm, lightning, fire, and any other weather conditions that prevent (according to the tower construction industry's standard of prudence) construction for any calendar day(s) in excess of the four
(4) "weather days" provided for in each Construction Schedule, epidemic, acts of God, war, national emergency, civil disturbance or disobedience, riot, sabotage, terrorism, threats of sabotage or terrorism, restraint by court order or order of public authority, and similar occurrences beyond the reasonable control of Castle, and such non-performance shall be excused for the period of time any such Force Majeure causes such non-performance.

          (w) "Guaranty" means the Guaranty Agreement to be entered into by NFC, in the form attached hereto as EXHIBIT "C".

          (x) "Initial Closing Date(s)" means the date(s) of closing under the Purchase Agreement for the purchase and sale of the Existing Tower Sites with respect to which the Option is exercised.

          (y)  "Initial Notice" shall have the meaning provided in Section
3.2(b).

          (z)  "Net Cash Flow" shall have the meaning provided in Section 2.2.

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          (aa) "New Sites" means all locations for the construction of new communications towers or monopoles for use by Nextel (including Tower Assets and Communication Equipment associated therewith) but for which required building permits have not been obtained, as of the date hereof, and in the event the New Site is acquired by Castle, on which Nextel would become an anchor tenant (on terms consistent with those set forth in this Agreement).

          (bb) "Nextel" means the applicable Affiliate of NCI which will offer to sell the Existing Tower Sites and Purchased Sites and enter into the Nextel Lease for any given Site.

          (cc) "Nextel Lease" means the lease agreement to be entered into between Castle and Nextel for each Site leased by Nextel from Castle, in the form attached hereto as EXHIBIT "B".

          (dd) "Nextel's Construction Cost" means, as to a Purchased Site being acquired by Castle (or a Digital Existing Tower Site added in a supplement to SCHEDULE 1), Reimbursable Costs plus any additional reasonable actual costs previously paid or incurred by Nextel which are attributable to construction or acquisition by Nextel of the Tower Assets; provided that no cost will be deemed not to be reasonable if its payment or incurrence is consistent with information provided to Castle in the Initial Notice.

          (ee) "NFC" means Nextel Finance Company, a Delaware corporation.

          (ff) "Option" shall have the meaning set out in Section 2.1.

          (gg) "Owner's Title Policy" means an owner's policy of title insurance which insures either the fee simple title or the leasehold interest being conveyed in a Site, subject only to the Permitted Exceptions.

          (hh) "PCI/NCI Effective Date" shall mean the date of the closing under the Amended and Restated Agreement of Merger and Plan of Reorganization, dated as of December 3, 1996, by and among NCI, NFC, DCI Merger Inc., and Pittencrieff Communications, Inc., as the same may be amended from time to time by the parties thereto.

          (ii) "Permitted Exceptions" means as to any Site (i) title encumbrances or exceptions set forth in the title commitment which do not materially and adversely affect the intended use of the Site, such as, by way of example and not of limitation, utility easements, and (ii) standard preprinted exceptions to be set out in the Owner's Title Policy; and (iii) any title encumbrances or exceptions identified in the title report delivered to Castle as part of the Initial Notice.

          (jj) "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (kk) "Preexisting Contract" shall have the meaning set out in Section 4.3.

          (ll) "Purchase Agreement" means the agreement for the purchase and sale of Existing Tower Sites with respect to which the Option is exercised, or of the Purchased Sites, the form of which is attached hereto as EXHIBIT "A".

          (mm) "Purchase Notice" shall have the meaning set out in Section
3.2(c).

          (nn) "Purchase Price" shall have the meaning set out in Section 2.2.

          (oo) "Purchased Site" shall have the meaning set out in Section 3.3.

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          (pp) "Reimbursable Costs" means, as to a Site being acquired by Castle under Article III (or a Digital Existing Tower Site added in a supplement to SCHEDULE 1), those actual costs previously paid or incurred by Nextel which are attributable solely to Site development (including site acquisition costs and zoning approval) such as, without limitation, title insurance and survey costs, outside attorneys' fees and direct costs associated with Construction Approvals and Final Approvals, but shall exclude any such costs which exceed reasonable and customary expenditures based on market conditions and competitive market rates for such services or equipment. Reimbursable Costs do not include any costs relating to shelter costs (when Nextel will own and exclusively use the shelter), radio frequency engineering, administrative costs, indirect costs or overhead or profit. In cases in which Site Acquisition Work is undertaken by Nextel directly, without use of outside contracted service providers, Reimbursable Costs shall mean the sum of either (i) [*], if the Site Acquisition Work undertaken by Nextel with respect to the applicable Site included obtaining zoning approvals or designations related thereto; or (ii) [*], if the Site Acquisition Work undertaken by Nextel did not include obtaining such zoning approvals or designations.

          (qq) "Site" means, individually, a New Site, an Additional New Site or an Existing Tower Site, as applicable.

          (rr) "Site Acquisition Work" means, with respect to each New Site or Additional New Site, taking all of the following actions in compliance with all applicable laws: (i) obtaining from a qualified surveyor a recent (i.e. prepared or updated no more than six (6) months prior to the Completion Notice given by Nextel to Castle with respect thereto) on-the-ground survey depicting the boundaries and areas of the site location, all easements, rights-of-way and other matters affecting title thereto, any improvements thereon, applicable set-back lines, if any, information regarding flood plain location and any encroachments affecting the site, (ii) obtaining all building permits and FAA and FCC approvals (if any) needed to construct Tower Assets on such site, (iii) obtaining all zoning approvals or designations necessary to construct and operate Tower Assets on such Site, (iv) obtaining an environmental transaction screening (as defined in the ASTM) of such Site and a related report, which report shall be addressed to Nextel and Castle and (v) obtaining a title commitment or abstract for each Site current within six (6) months of the Completion Notice.

          (ss)   "Site Agreement" shall have the meaning provided in Section
3.2(a).

          (tt)   "Term" shall have the meaning set out in Section 4.3.

          (uu)   "Territory" shall have the meaning set out in Section 3.1(b).

          (vv)   "Territory Reduction Right" shall have the meaning provided in
Section 3.1.

          (ww)   "Tower Assets" shall have the meaning provided in Section
3.2(a).

     Terms may be defined above in either their singular or plural form, but may also be used in this Agreement in their other form not expressly defined above.

                          ARTICLE II PURCHASE OPTION

          Section 2.1    GRANT OF OPTION.  In consideration of the mutual
                         ---------------
covenants and agreements set forth herein, NCI hereby grants to Castle an exclusive and irrevocable option (the "Option") for period of one hundred and twenty (120) days from and after the date hereof (the "Option Term") to purchase up to fifty (50) of the Existing Tower Sites, as set forth on SCHEDULE 1 hereto. From and after the date hereof until the end of the Option Term, Nextel shall permit representatives of Castle, upon reasonable prior notice, during normal business hours, to inspect each of the Existing Tower Sites and to examine such contracts, records, permits,

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[*] Indicates where text has been omitted or pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

technical specifications and plans related to any of the Existing Tower Sites as may be in Nextel's possession or under its control and to furnish such representatives with all such information as they may reasonably request. Any information provided to Castle pursuant to this Section 2.1 is subject to the confidentiality provisions set forth in Section 4.14. During the Option Term, in the event either party identifies any towers that were owned by Nextel on the date hereof in any of the States of Texas or Florida, or the Denver, Colorado or Philadelphia, Pennsylvania metropolitan areas, but which were not listed on
SCHEDULE 1, Nextel shall promptly supplement such SCHEDULE to add such towers (and provide Castle with Notice thereof), and such towers shall be deemed "Existing Tower Sites" subject to the Option and for all other purposes hereof, provided, however, that SCHEDULE 1 need not be supplemented to include, and the
--------  -------
Option shall not be deemed to cover, any towers acquired by Nextel from and after the date hereof, including, without limitation, those acquired as a consequence of the occurrence of the PCI/NCI Effective Date; and, notwithstanding any supplement to such SCHEDULE, (i) the Option Term shall not be extended beyond the 120-day period noted above, and (ii) the Option shall not be expanded beyond the right to purchase up to fifty (50) Existing Tower Sites.

     Section 2.2    PAYMENT. As consideration for the purchase of an Existing
                    -------
Tower Site, Castle shall pay NCI the "Purchase Price" (as hereinafter defined) for such Existing Tower Site with respect to which Option is exercised, by wire transfer of immediately available funds on the Initial Closing Date with respect thereto. In the case of any Existing Tower Site designated as a "Digital" Site on SCHEDULE 1 hereto (including any supplement thereto), the Purchase Price shall be the price indicated on such SCHEDULE (or supplement) for such Site (which, in the case of Digital Existing Tower Sites added in any such supplement, shall be an amount equal to Nextel's Construction Cost with respect thereto). In the case of any Existing Tower Site designated as an "Analog" Site on SCHEDULE 1 hereto (including any supplement thereto), the Purchase Price shall be the greater of the price indicated on such SCHEDULE (or supplement) for such Site (which, in the case of Analog Existing Tower Sites added in any such supplement, shall be an amount equal to the estimated replacement cost reasonably determined by Nextel with respect thereto) or eight (8) times Net Cash Flow. "Net Cash Flow" for any "Analog" Site shall equal gross revenue from third party tenants unaffiliated with Nextel derived from such Site in the last calendar month preceding the Option Exercise Date with respect thereto (adjusted for non-monthly billing), less (i) an administrative fee equal to ten percent (10%) of such gross revenue, (ii) any monthly amounts subject to revenue sharing arrangements with third parties unaffiliated with Nextel and (iii) monthly rent payable by Nextel under the ground lease associated with such Site; times twelve
(12).

     Section 2.3    EXERCISE OF OPTION. The Option may be exercised form time to
                    ------------------
time during the Option Term, with respect to up to fifty (50) of the Existing Tower Sites, in the aggregate, by delivery to NCI of written notice of election to exercise, identifying those Existing Tower Sites which Castle has opted to purchase. Included with notice of exercise, Castle may include a summary sheet specifying the particular Existing Site's specifications (including existing tenants and rental rates) assumed by Castle in making its decision to exercise the Option with respect to the Existing Tower Site. If, at the time of the Initial Closing with respect to such Site, such specifications vary in any respect from those (if any) set forth in the notice of exercise (including, without limitation, as a result of a site lease entered into By Nextel with respect to such Existing Tower Site, described in Section 2.5), Nextel will so notify Castle in writing and Castle may elect not to consummate the purchase of such Existing Tower Site.

     Section 2.4    TERMS OF PURCHASE: NEXTEL LEASE.
                    -------------------------------

              (a) The parties hereby agree that within thirty (30) days following the initial exercise of the Option, they shall execute a Purchase Agreement in the form of EXHIBIT A hereto, providing, inter alia, for the purchase and sale of the Existing Tower Sites with respect to which the Option is exercised and (i) the assignment or, if assignment is not permitted, sublease of any underlying ground lease for such Site or (ii) in cases in which Nextel is the owner of the underlying land, a ground lease, with Nextel as lessor, providing for a twenty-five (25) year term, at a monthly rental rate of [*], with the right exercisable by either party at any time during the lease term to require the purchase and sale of the underlying parcel for a cash purchase price of [*] for each such parcel. The parcel covered by such lease and purchase right described in clause (ii) shall be of a size and configuration sufficient to accommodate the then existing tower assets and reasonable space for additional equipment shelter, if necessary, as mutually agreed by

5

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

the parties. In connection with any such lease or sale, the parties shall grant each other such easements or other perpetual contractual rights of access to and from their respective adjoining parcels as may be reasonably necessary.

          (b) The specific assets to be conveyed to Castle for any Existing Tower Site with respect to which the Option is exercised shall be identified in a schedule to the Purchase Agreement with respect thereto at the time of execution thereof or supplement thereto. Castle acknowledges that the Purchase Prices specified on SCHEDULE 1 for the Existing Tower Sites do not include, nor will any purchase of such Site upon exercise of the Option include, any shelters or buildings at any such Site or any equipment included in any such shelter or building (unless such Purchase Price is with respect to an "Analog" Site and is determined as a multiple of Net Cash Flow, in which case any such shelter, building or equipment shall be included in such purchase and sale, subject to the exclusions hereafter provided). The categories of assets to be included or excluded in the purchase and sale of Existing Tower Sites (either with or without shelter, building or equipment thereat) are identified on SCHEDULE 7. To the extent the parties agree to include such shelter, building or equipment as part of a purchase, the determination of the assets to be included will be based on the types of other shelter assets identified on SCHEDULE 7 and the purchase price therefor will be determined with reference to Nextel's cost for such assets. To the extent that assets other than those of the type categorized as either "Included" or "Excluded" on SCHEDULE 7 are identified at any particular Existing Tower Site with respect to which the Option is exercised, the parties shall mutually agree as to whether such assets should be included in or excluded from the purchase, in a manner consistent with SCHEDULE 7. Following any additional exercises of the Option, supplemental exhibits to the Purchase Agreement will be added to include the additional Existing Tower Site(s) with respect to which the Option is exercised.

          (c) At the Initial Closing, Castle, as lessor, and Nextel, as lessee, shall enter into a Nextel Lease for each such Existing Tower Site purchased by Castle, in the form of EXHIBIT B hereto, providing for monthly rent (i) in the case of "Digital" Sites, determined by reference to the rate schedule set forth on SCHEDULE 2A; and (ii) in the case of "Analog" Sites, in the amount of [*] per month. Such Nextel Lease (and monthly rent) shall cover the number of antennas (or lines) and Communication Equipment, and at the height locations, then maintained by Nextel at such Site. In addition, Nextel shall have a right of first refusal to lease additional space within one designated twenty (20) foot area, on/in such Existing Tower Site for Nextel's additional equipment, as notified to Castle promptly following exercise of the Option with respect to such Site. Such right, and the exercise thereof, shall be subject to the terms of Section 3.4(c). Concurrently with the execution of the first Nextel Lease to be entered into, NFC shall execute and deliver to Castle a Guaranty in the form of EXHIBIT "C".

     Section 2.5    RESTRICTION OF TRANSFER. Except as otherwise contemplated
                    -----------------------
herein, no direct or indirect sale, assignment, transfer, exchange or other disposition ("Transfer") of an ownership interest in any Existing Tower Site or any portion thereof or right of access with respect thereto may be made by Nextel from the date hereof until the end of the Option Term. Any purported or attempted Transfer of any such interest in any Existing Tower Site in violation of this Agreement shall be void and of no force and effect. Nor shall Nextel, from the date hereof until the end of the Option Term, solicit, make or accept any offers to sell, purchase, assign or otherwise transfer an ownership interest in any Existing Tower Site. Notwithstanding the foregoing, until the exercise of the Option with respect to a particular Existing Tower Site, Nextel may, providing it is operating in good faith and in a commercially reasonable manner, after giving Castle ten (10) days written notice, enter into, modify or terminate site leases, as lessor, with any other Person, on such terms as may be acceptable to Nextel, with respect to space on such Existing Tower Site; provided that Nextel may enter into, modify or terminate any such site lease, notwithstanding an exercise of the Option by Castle following such notice with respect thereto.

          ARTICLE III CONSTRUCTION AND PURCHASE OF NEW SITES

          Section 3.1    NEW SITES.
                         ---------

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[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

          (a) From and after the date hereof and until the "End Date", as hereinafter defined ("the Build Period"), Nextel agrees that is shall not construct or contract with a third party for the construction of a New Site in the Territory, without first complying with the provisions of this Article III, except for any New Site subject to a Preexisting Contract, or during a period following NCI's exercise of the "Territory Reduction Right" (as hereinafter defined) and prior to its receipt of notice of the Castle/Crown Effective Date, with respect to any New Site located in a portion of the Crown Territory affected by the exercise of such Territory Reduction Right.

          (b) The "Territory" shall mean the geographic areas and highway corridors identified on SCHEDULE 3, provided that any time from and after January 1, 1998, in the event the Castle/Crown Effective Date has not theretofore occurred, NCI shall have the right (the "Territory Reduction Right"), by written notice to Castle, to delete from the Territory any or all of the areas and corridors designated as a Crown Corridor on SCHEDULE 3 (the "Crown Territory"), until such time as the Castle/Crown Effective Date occurs and Castle provides NCI with notice thereof. Notwithstanding any such exercise of the Territory Reduction Right, this Agreement shall remain in effect (x) for all New Sites in the Territory other than those in the Crown Territory so deleted,
(y) for all New Sites in the Crown Territory with respect to which an Acceptance Notice or Purchase Notice (as such terms are hereinafter defined) has been delivered to Nextel, and (z) in all other respects, including, without limitation, Castle's Option to acquire the Existing Tower Sites, as described in
Article II.

     Section 3.2    IDENTIFICATION AND CONSTRUCTION OF SITE LOCATIONS.
                    -------------------------------------------------

     (a) With respect to each New Site in the Territory, and each "Additional New Site" (as hereinafter defined) prior to the delivery of an "Initial Notice" (as hereinafter defined) with respect thereto, Nextel shall have entered into lease agreements or option agreements assignable to Castle (individually the "Site Agreement"; collectively the "Site Agreements") by and between Nextel, as lessee (or optionee), and certain lessors (or optionors) identified in the Site Agreements, for rights to certain portions of their land for the construction of radio communications towers or monopoles and related assets including equipment shelters (collectively, "Tower Assets"), for the installation of wireless communication receivers, transmitters, other antenna devices and related communication equipment (collectively, "Communication Equipment"). During the Build Period, before constructing (or causing the construction of) any Tower Assets at any New Sites in the Territory for Nextel's own account and ownership or lease, Nextel will first grant Castle the opportunity to develop, construct, own, maintain and operate Tower Assets at such New Sites according to the remaining terms of this Article III, In addition to the foregoing, Nextel shall, during the Build Period, provide Castle with Initial Notices with respect to at least eight (8) New Sites located in either the Dallas or Houston, Texas metropolitan areas (the "Dallas/Houston Sites").

     (b) In connection with the development during the Build Period of each New Site in the Territory, Nextel shall, following execution of a Site Agreement with respect thereto, provide Castle, in writing, the information enumerated on
SCHEDULE 4; and in connection with the development during the Build Period of each "Additional New Site" (as hereinafter defined), Nextel may, but shall not be obligated, to following execution of a Site Agreement with respect thereto, provide Castle, in writing, the information enumerated on SCHEDULE 4. The notice given in accordance with this Section 3.2(b) is referred to as the "Initial Notice." (For purposes hereof, "Additional New Sites" are New Sites that are not located in the Territory, but which Nextel, in its sole discretion, may choose to offer Castle the opportunity to develop, construct, own, maintain and operate either in accordance with the terms hereof or on other terms mutually agreed by the parties.) Whenever reasonably practicable, Nextel shall notify Castle of substantially all of the New Sites in the Territory proposed to be constructed within a highway corridor (as identified on SCHEDULE 3). If Castle provides Nextel an Acceptance Notice under Section 3.2(c) with respect to a New Site or Additional New Site (which Site shall then become and be referred to herein as an "Accepted Project"), Nextel may, but shall be under no obligation to, cause Site Acquisition Work with respect thereto, together with all information included in the Initial Notice, as amended, and any notice of expedited construction of the Tower Assets (the "Completion Notice"). In undertaking Site Acquisition

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

Work with respect to an Accepted Project, Nextel shall exercise its reasonable best efforts to accommodate the reasonable requests of Castle to pursue zoning and permitting approvals necessary for the construction of the Tower Assets in the manner desired by Castle; provided, however, that Nextel shall be under no obligation to accommodate any such request if to do so would, in Nextel's judgment, be reasonably likely to jeopardize or delay the completion of Site Acquisition Work with respect to such Accepted Project.

          (c) Within ten (10) business days after Castle has received the Initial Notice, Castle shall provide Nextel written notice of its desire to either (i) develop, construct, own and operate Tower Assets at the New Sites or Additional New Sites (the "Acceptance Notice"); (ii) purchase the Tower Assets at the New Sites or Additional New Sites following the development and construction thereof by Nextel (the "Purchase Notice") or (iii) waive without condition any and all rights granted hereunder with respect to such New Site or Additional New Site, including, without limitation, its rights to develop, construct or purchase such Site. Castle shall be deemed to have elected the waiver described in clause (iii) if it fails to provide Nextel with an Acceptance Notice or a Purchase Notice within such ten (10) day period described in the preceding sentence.

          (d) Castle shall construct (or, in the case of Accepted Projects in the Crown Territory, shall cause Crown to construct) each Accepted Project according to the minimum tower height specifications and ground or surface space specifications in order to accommodate a 10' X 20' (200sq.feet) equipment shelter designated by Nextel in the Completion Notice and such construction shall be completed by Castle (or Crown, as applicable) as quickly as commercially reasonable but in any event within the Construction Period defined herein. The term "Construction Period" means (i) the 60-day construction period established in the Construction Schedule set forth as SCHEDULE 5, beginning on the date of delivery of the Completion Notice, which Completion Notice shall not be given until all necessary building permits and required FAA and FCC approvals (if any) have been received; or (ii) such shorter period as is established by mutual agreement of the parties with respect to an Expedited Project (as hereinafter defined). In each case, the Construction Period may be extended by reason of an event of Force Majeure, to the extent such Force Majeure is a direct cause of the construction delay, or by agreement of the parties due to the diversion of resources from a pending project to an Expedited Project.

          (c) Such construction by Castle (or Crown, as applicable) shall include: (i) all site engineering, architectural and engineering drawings (as necessary) and geotechnical investigations (if geotechnical investigations are necessary in connection with the construction of Tower Assets that vary from that for which Nextel performed such investigations as part of the Site Acquisition Work); (ii) if necessary, construction of an access road suitable for pedestrian and vehicular ingress and egress; (iii) the construction of a communication tower complete with ground systems and tower lighting (as necessary); and (iv) except as otherwise provided in this Section 3.2(e), all other reasonable and customary installations. In addition, Castle may, at its option, expand the scope of its construction of an Accepted Project to include
(x) the installation of a shared communication equipment shelter with an appropriate HVAC system installed, suitable for the installation of Nextel's Communication Equipment, as set forth in the Completion Notice, to include access to all necessary utilities; and (y) the installation of a stand-by generator for Nextel's non-exclusive use. In the event Castle chooses to include such expanded construction, Nextel shall have the right, but not the obligation, to include the use of such shelter and/or generator within the terms of the Nextel Lease (as hereafter defined) for the additional monthly rent described on
SCHEDULE 2. Completion of construction shall be certified by all governmental agencies required to give regulatory certification and shall be subject to acceptance by Nextel, which acceptance will not be unreasonably withheld. Acceptance by Nextel shall be upon written notice from Nextel to Castle that the Accepted Project meets the specifications set forth in the Completion Notice. Nextel shall be permitted to designate representatives to have supervised access to the construction site to review construction progress, including grounding, utility runs and easements, shelter location and antenna Platform. Nextel shall give written notice to Castle of any construction defect at the time Nextel becomes aware of such defect, or when a review of construction would have exposed such defect. Upon completion of the Accepted Project, Castle shall give Nextel written notice of completion. Nextel shall have five (5) calendar days thereafter to give its written acceptance or objections to construction, which objections shall be limited to those not previously waived. In addition to the foregoing, Castle shall have the right, but not the obligation, to provide the services identified on SCHEDULE 6, on each Approved Project, if requested by Nextel, at the rates and on the terms therein specified. Castle shall notify Nextel whether or not it wishes to provide such services with respect to an Approved Project, within (5) days following Nextel's request for such additional services.

          (f) Upon completion of construction of an Accepted Project and acceptance thereof by Nextel, Nextel and Castle shall execute a Nextel Lease for such completed New Site, in the form of EXHIBIT "B", with respect to the Base Equipment (as hereafter defined) and, subject to space availability, so much of the Additional Equipment (as hereafter defined) that the applicable Tower Assets are able to accommodate, providing for monthly rent determined by reference to the rate schedule attached hereto as SCHEDULE 2B, all as further detailed in
Section 3.4 hereof. Concurrently therewith, Nextel shall cause the applicable land lease agreements, options, permits, zoning approvals and other relevant site development items to be assigned to Castle free and clear of all liens and security interests (subject to Permitted Exceptions).

          (g) From time to time, Nextel may request Castle to construct an Accepted Project in less than the 60-day period from the date of delivery of the Completion Notice. Upon receiving the foregoing request, Castle shall provide Nextel a good faith estimate of all incremental expenses related to the proposed expediting of the Accepted Project. On Nextel's notice of approval of the estimated cost to expedite the proposed construction of the Accepted Project, Castle shall within five (5) business days thereof notify Nextel in writing of its intention to either continue with the construction of the Accepted Project or reject the Accepted Project. If Castle elects to proceed with the construction of the Accepted Project on the expedited schedule (each, an "Expedited Project"), Castle will use its commercially reasonable efforts to complete the project on the schedule requested by Nextel. Castle shall provide a good-faith estimate of all incremental expenses related to the Accepted Project that Castle would not have incurred but for the expedited schedule (such as stand-by charges and overtime expenses and compensation) and Nextel agrees to reimburse Castle for all such expenses thereof. Nextel shall have the right to approve all extraordinary expenses related to an Expedited Project not previously made known to Nextel. In the event Castle proceeds with the construction of an Expedited Project at Nextel's request, Nextel and Castle shall in good faith modify the construction schedule of any other pending projects in the event Castle's resources are diverted from pending projects to Expedited Projects to meet Nextel's expedited construction requests.

          (h) In the event Castle fails to complete construction of an Accepted Project within the Construction Period described above, then Nextel's sole and exclusive remedy shall be to recover from Castle, and Castle shall, promptly following notice, deliver to Nextel the sum of [*] for each Site that is not constructed according to schedule. Castle shall have no liability for failing to complete the construction of an Expedited Project within the schedule requested by Nextel unless Castle fails to complete construction within the 60-day Construction Period beginning on delivery of the Completion Notice with respect thereto and, in such case, Nextel's sole and exclusive remedy shall be to recover from Castle, and Castle shall, promptly following notice, deliver to Nextel the sum of [*] for each Site that is not constructed according to schedule.

          (i) In the event Castle (or Crown, as applicable) fails to (i) commence construction of an Accepted Project in accordance with the Construction Schedule or (ii) complete the installation of the Tower Assets for an Accepted Project in accordance with the Construction Schedule or (iii) complete the construction Schedule, Nextel may elect, at its sole option, on notice to Castle, subject to the cure right hereinafter described, to purchase the Accepted Project (including all real and personal property including the Tower Assets) that has been installed on such Site or that has been ordered by Castle for installation on such Site, and Nextel shall pay Castle an amount equal to Castle's costs for the foregoing items upon receipt of all supporting documentation evidencing such costs. In the event Nextel wishes to exercise its right under either of clause (i) or (ii), it shall notify Castle of such failure and Castle shall have five (5)

9

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

business days from such Notice to effectuate a cure. In the event such cure is not effectuated within such five (5) day period, or, in the case of an exercise of the right under clause (iii), promptly following Notice with respect thereto, Castle shall present to Nextel a bill of sale conveying Castle's right, title and interest in and to any and all personal property in the possession and under the control of Castle with respect to the applicable Accepted Project/Expedited Project, free and clear of all liens and security interests (subject to Permitted Exceptions). Upon payment of such amount, Nextel shall have no further obligation or liability to Castle for the Accepted Project/Expedited Project. Castle shall transfer or assign to Nextel (1) any warranties or guaranties pertaining to any of the Tower Assets to the extent allowed by such manufacturer and (2) any technical information or documents related to the Tower Assets and the development and operation thereof. Nextel shall accept such real and personal property subject to all matters of the public records (other than any mortgage, deed of trust or security interest securing Castle's indebtedness for borrowed money) and any user contracts, licenses, or similar agreements by which Castle has committed to provide space on the Tower Assets to any third party.

          Section 3.3    PURCHASED SITES. If Castle provides Nextel a Purchase
                         ---------------
Notice under Section 3.2(c) with respect to a New Site or Additional New Site (a "Purchased Site"), Nextel may, but shall be under no obligation to, complete the development and construction of such New Site or Additional New Site. On notice to Castle from Nextel of Nextel's completion of any Purchased Site, the parties shall enter into the Purchased Agreement (if the Purchase Agreement had not previously been executed in connection with the purchase of one or more Existing Tower Sites or Purchased Sites) or addenda to the Purchase Agreement previously executed will be added to include the additional Purchased Site(s). Such Purchase Agreement shall be in the form of EXHIBIT "A", and provide for the purchase and sale of such Site, for a purchase price equal to Nextel's Construction Cost. Concurrently with the closing of the purchase and sale of the Purchase Site, Nextel and Castle shall execute a Nextel Lease for such Purchased Site, in the form of EXHIBIT "B", with respect to the Base Equipment (as hereafter defined) and, subject to space availability, so much of the Additional Equipment (as hereafter defined) that the applicable Tower Assets are able to accommodate, providing for monthly rent determined by reference to the rate schedule attached hereto as SCHEDULE 2B, all as further detailed in Section 3.4 hereof.

          Section 3.4    LICENSED SPACE.
                         --------------

          (a) Castle shall notify Nextel fifteen (15) days prior to the then anticipated completion of each Accepted Project and Nextel shall notify Castle fifteen (15) days prior to the then anticipated completion of each Purchased Site and, (i) within five (5) days after receipt of such notice from Castle or
(ii) concurrently with the delivery of its notice to Castle, Nextel shall notify Castle of the number of antennas (or lines) on the constructed tower and the location thereon that Nextel desires to install equipment and of the associated space Nextel will require in equipment shelters. Nextel shall be required to designate not less than the number of antennas (or lines), specified in the Completion Notice at heights not lower than those specified in such notice
(such equipment specified in the Completion Notice being referred to herein as the "Base Equipment") and if, notwithstanding the foregoing requirement, Nextel designates fewer antennas or antennas at lower heights than the Base Equipment, Nextel shall nonetheless be deemed to have designated at least three (3) antennas at height locations as specified in the Completion Notice, and will be required to enter into a Nextel Lease with respect to such equipment. If Nextel designates more antennas than set forth in the Completion Notice (the "Additional Equipment"), Castle shall allow Nextel to use such additional space on and in the Tower Assets as is necessary to operate the Additional Equipment; provided, Nextel acknowledges that Tower Assets may not be adequate, or have space available, to accommodate any or all of the Additional Equipment, and the failure of the Tower Assets to accommodate the Additional Equipment shall not effect in any manner Nextel's obligation with respect to the Base Equipment.

          (b) Upon the execution of the applicable Nextel Lease (i) Castle shall pay to Nextel an amount equal to the Reimbursable Costs attributable to such Site as full reimbursement for costs incurred with the Site Acquisition Work performed by Nextel for any Accepted Project or (ii) Castle shall pay to Nextel an amount equal to Nextel's Construction Costs attributable to such Site as full reimbursement for costs incurred with the Site Acquisition Work performed by Nextel and construction of any Purchased Site. Nextel shall indemnify and hold Castle harmless for any payment demands by contractors and other persons performing services in connection with the Site Acquisition Work hired by Nextel.

          (c) Nextel shall have a one-time right of first refusal to lease additional space within one designated twenty (20) foot area, on/in the Tower Assets for the possible relocation of Nextel's equipment, as notified to Castle in the Completion Notice. For a period of three (3) years from the effective date of the applicable Nextel Lease, Castle shall give Nextel fifteen (15) days notice prior to entering into any lease for the space therefore identified by Nextel in the Completion Notice. Nextel shall, within ten (10) days following receipt of such notice, inform Castle of whether it intends to exercise its rights to such space. In the event Nextel chooses not to exercise its right to such space, the above described right of first refusal will thereafter expire and be of no further force or affect.

          (d) In addition to Existing Tower Sites with respect to which the Option is exercised, Accepted Projects and Purchased Sites, Castle shall offer to enter into a Nextel Lease in form of EXHIBIT B, at least rates determined in accordance with the Rate Schedule set forth as SCHEDULE 2B, and subject only to space availability, for space requested by Nextel on any communications sites or towers owned or operated by Castle in the Territory.

          Section 3.5  END DATE.  For purposes hereof, the "End Date" shall be
                       --------
the date on which the sum of the number of all:

     (a) New Sites in the Territory for which an Initial Notice is given, but with respect to which Castle either waives or is deemed to have waived its right to construct or purchase such Site, provided that Nextel subsequently constructs or contracts for the construction of such Site;

     (b) New Sites (including Dallas/Houston Sites) and Additional New Sites with respect to which, following delivery of the Initial Notice either (i) Castle delivers an Acceptance Notice and Nextel delivers a Completion Notice; or
(ii) Castle delivers a purchase Notice and the parties subsequently enter into a Purchase Agreement with respect thereto; and

     (c) any other tower sites not otherwise subject to the terms of this Agreement which are sold by Nextel and purchased by Castle during the Build Period;

equals or exceeds two hundred and fifty (250), in the aggregate.

                        ARTICLE IV  MISCELLANEOUS TERMS

          Section 4.1.  CO-LOCATION.
                        -----------

          (a) Prior to executing any lease for any Site made available to Castle pursuant to this Agreement with a Person who owns or has access to other communication sites (including without limitation communications towers or monopoles), Castle shall use its best efforts to include in such lease a requirement that such Person grant Nextel the right, for each Site that Castle makes available to such Person, to locate Nextel equipment at one other site that such Person owns or has access to. Nextel's right to use any other site made available by the other Person shall be on commercially reasonable terms and shall be subject to space availability at such site. Castle's use of "best efforts" as contemplated by this paragraph, shall only include a written request by Castle to such Person as to the matter set forth in this paragraph, and shall not include any requirement that Castle expend money or negotiate lease terms for the Person which are more favorable than its then quoted market rates

          (b) Nextel shall have the authority to offer any other Person access to any New Site in the Territory, Additional New Site or Existing Tower Site, to be constructed or purchased by Castle, subject only to space availability and the execution of Castle's standard commercial lease (at market rates). At Nextel's request, Castle agrees to negotiate in good faith with any such other Person identified by Nextel.

          Section 4.2.  TERMINATION.
                        -----------

          (a) This Agreement shall be effective as of the date hereof and shall continue in effect until the End Date, unless earlier terminated as provided herein (the "Term").

          (b) Castle may terminate this Agreement prior to the end of the Term by written notice given to NCI upon the occurrence of either of the following events:

               (i) the insolvency of NCI; suffering or committing any act of insolvency; or the inability of NCI to pay its debts when due; or

               (ii) NCI's liquidation, whether voluntarily or unvoluntarily; or the appointment for it of a receiver or liquidator.

          (c) NCI or Nextel may terminate this Agreement prior to the end of the Term by written notice given to Castle upon the occurrence of any of the following events:

               (i) the insolvency of Castle; suffering or committing any act of insolvency; or the inability of Castle to pay its debts when due;

               (ii) Castle's liquidation, whether voluntarily or involuntarily; or the appointment for it of a receiver or liquidator;

               (iii) at any time after December 31, 1997, if the PCI/NCI Effective Date has not theretofore occurred; or

               (iv) Nextel has, within any continuous eight-month period during the Term, exercised its rights to recover the penalty payment described under
Section 3.2(h) and/or elected to purchase an Accepted Project under Section 3.2(i), a number of times no fewer than the greater of five (5) or five percent (5%) of the aggregate number of Accepted Projects during such eight-month period.

          (d) Either Castle or NCI may terminate this Agreement in the event the other party is in breach of this Agreement (unless the breach is waived by the non-breaching party) and fails to cure such breach (i) in the case of breach of an obligation to pay money, within twenty (20) days after written notice has been served on the breaching party by the non-breaching party indicating the nature of the breach of purported breach; or (ii) in the case of a non-monetary breach, (x) within forty five (45) days after written notice of the breach, or
(y) if cure is not possible within such forty-five day period, one hundred and twenty (120) days after written notice of the breach, provided the breaching party continues to exercise reasonable diligence in effectuating a cure.

          (e) Termination of this Agreement pursuant to this Section 4.2 shall be effective the day such notice is deemed given under Section 4.6 of this Agreement. The termination of this Agreement shall not discharge, affect or otherwise modify the rights and obligations of the parties under this Agreement which, by their terms and/or express intent, may require or contemplate performance subsequent to any such termination, including, without limitation, with respect to the completion of construction and sale and purchase of any New Sites or Additional New Sites that are Accepted Projects or Purchased Sites but for which Final Approvals, the execution of the Nextel Leases and/or Closing remain outstanding. In the event that this Agreement is terminated, all rights and obligations of Nextel and Castle set out in the executed Nextel Leases shall remain in full force and effect, as provided therein.

          (f) In the event that this Agreement is terminated, the terminating party's right to pursue all legal (and equitable) remedies for breach of contract and damages (and specific performance) shall survive such termination unimpaired, except as provided and limited by the provisions of Section 3.2(h) of this Agreement.

          (g) Termination of this Agreement shall not affect the terms of the Purchase and Sale Agreement by and between Pittencrieff Communications, Inc. ("PCI"), A&B Electronics, Inc. ("A&B"), and Castle (formerly known as Castle Communications Corporation), as amended, or the License Agreement dated as of January 10, 1995, by and among PCI, A&B, and Castle, as amended, which are being amended by further amendments (the "Further Amendments") executed on or about the date this Agreement is being executed, except that in the event that this Agreement is terminated by NCI or Nextel under Section 4.2(c)(iii), such Further Amendments shall be deemed null and void and of no further force or effect.

          Section 4.3  REPRESENTATIONS AND WARRANTIES OF NEXTEL.  NCI represents
                       ----------------------------------------
and warrants to Castle that:

          (a)  Corporate Status; Qualification.  NCI has been duly incorporated
               -------------------------------
and is validly existing as a corporation in good standing under the laws of Delaware.

          (b)  Authority; Binding Obligation; Authorized.  NCI has all necessary
               -----------------------------------------
corporate power and authority to enter into this Agreement and to perform and to cause each relevant Affiliate to perform the obligations to be performed by it hereunder. This Agreement constitutes a valid and legally binding obligation of NCI and is enforceable against NCI in accordance with its terms, and the execution, delivery and performance of this Agreement by NCI have been duly authorized by all requisite corporate action.

          (c)  No Breach.  The execution and delivery of this Agreement by NCI
               ---------
and the performance of this Agreement by NCI and the relevant Affiliate will not
(i) conflict with any provision of the Amended and Restated Certificate of Incorporation, or By-Laws of NCI or the Certificate or Articles of Incorporation or By-Laws of such Affiliate; (ii) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which NCI or such Affiliate is a party or by or to which it or they or any of its or their assets or properties may be bound or subject; or (iii) conflict with or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to NCI or such Affiliate.

          (d)  Towers. To the extent NCI or Nextel is responsible for the
               ------
development of a particular Site hereunder, (i) each tower and other improvements on a Site acquired from NCI or Nextel by Castle has been or will be built in accordance with the plans and specifications therefor, and in material compliance with all applicable governmental rules, regulations, and (ii) Final Approvals have been or will have been obtained by Nextel as to all Sites acquired by Castle from NCI or Nextel.

          (e)  Preexisting Contracts. (i) Except as set forth on SCHEDULE 8
               ---------------------
attached hereto Nextel is not a party to any agreement or commitment (each, a "Preexisting Contract") with any Person (except the execution of this Agreement with Castle) for the construction or sale of any Existing Tower Site or New Site within the Territory; and (ii) identified on SCHEDULE 8 are all locations for the construction of new communications towers or monopoles for use by Nextel in the Territory, for which required building permits have obtained, as of the date hereof.

     Section 4.4    REPRESENTATIONS AND WARRANTIES OF CASTLE. Castle represents
                    ----------------------------------------
and warrants to Nextel that:

          (a)  Corporate Status; Qualification. Castle has been duly
               -------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

          (b)  Authority; Binding Obligation; Authorized. Castle has all
               -----------------------------------------
necessary corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder. This Agreement constitutes a valid and legally binding obligation of Castle and is enforceable against Castle in accordance with its terms, and this Agreement and the consummation hereof have been duly authorized and approved by Castle by all requisite corporate action.

          (c)  No Breach. The execution, delivery, and performance of this
               ---------
Agreement by Castle will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Castle; (ii) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Castle is a party or by or to which it or any of its assets or properties may be bound or subject; or (iii) Conflict with or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to Castle.

          (d)  Towers. Each tower and other improvements on a Site constructed
               ------
by Castle has been or will be built in accordance with the plans and specifications therefor, and in material compliance with all applicable governmental rules, regulations and Final Approvals have been or will have been obtained by Castle as to all Sites constructed by Castle.

     Section 4.5    DISPUTE RESOLUTION.
                    ------------------

          (a)  Prior to commencing arbitration under subsection (b) of this
Section 4.5, for a dispute arising under this Agreement, the dispute between the parties shall be submitted for discussion and possible resolution during a 15-day period commencing with the date that either party gives written notice to the other that it is invoking the provisions of this Section 4.5(a). The dispute shall be submitted to the General Counsel or Chief Legal Officer of NCI and the President of Castle (or any other member of the senior management of Castle designated by the President of Castle). Any person designated to replace any named officer shall have the authority to resolve the dispute that has been submitted to the provisions of this Section 4.5(a).

          (b) Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement which is not resolved under subsection (a) of this Section 4.5, shall be resolved by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one selected by NCI, one by Castle and the third by the first two so selected. The arbitration shall be held in Denver, Colorado or such other location as shall be mutually agreeable to the NCI and Castle. The arbitration panel shall, upon the concurrence of at least a majority of its members, have the authority to render an appropriate decision or award, including the power to grant all legal and equitable remedies and award compensatory damages provided by the law in the State of Texas and consistent with the terms of this Agreement but shall have no power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The decision of the arbitrators shall be final and unreviewable of error of law or legal reasoning of any kind any may be enforced in any court having jurisdiction of the parties. The parties shall (unless the arbitration panel's award provides otherwise) each bear one-half of the cost of the arbitration proceeding (including the fees and expenses of the arbitrators) and all of their own (and their advisor's) expenses of participation in the arbitration.

     Section 4.6  NOTICES.  Any notice, communication, request, reply or advise
                  -------
(hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by NCI, Nextel or Castle to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee. Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

Notices to NCI or Nextel shall be addressed as follows:

                    Nextel Communications, Inc.
                    1505 Farm Credit Drive
                    Suite 100
                    McLean, Virginia 22102
                    Attn:  Richard Byrne
                    Telecopier No: (703) 394-3417

                    with a copy to:

                    Nextel Communications, Inc.
                    1505 Farm Credit Drive
                    Suite 100
                    McLean, Virginia 22102
                    Attn: Legal Department - Corporate Counsel - Commercial Telecopier No: (703) 394-3763

Notices to Castle shall be addressed as follows:

                         Castle Tower Corporation
                         510 Bering, Suite 310
                         Houston, Texas 77057
                         Attn: Mr Ted B. Miller, Jr. and Mr. Jimmy R. Taylor Telecopier No: (713) 974-1926

                         with a copy to:

                         Singleton & Cooksey
                         1600 Smith, Suite 4500
                         Houston, Texas 77002
                         Attn: Mr. Taylor V. Cooksey
                         Telecopier No.: (713)651-0251

Either NCI or Castle shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above.

     Section 4.7   INSURANCE.  With respect to each Site acquired by Castle
                   ---------
hereunder (whether an Existing Tower Site, Accepted Project or Purchased Site), Castle shall procure and maintain, until such date as the applicable Nextel Lease expires or terminates, the following insurance: (i) commercial property insurance (in an amount equal to the replacement value of the Tower Assets, provided that such coverage may be maintained under a blanket policy of insurance), Workers Compensation (statutory limits) and contractual liability. Such insurance shall insure, on an occurrence basis, against all liability of Castle, its employees, agents and contractors arising out of or in connection with Castle's construction, use, occupancy and maintenance of the Site.

     Section 4.8   Intentionally Omitted

     Section 4.9.  CONSTRUCTION OF AGREEMENT.  This Agreement shall be governed
                   -------------------------
by and construed in accordance with the laws of the State of Texas. This Agreement embodies the entire agreement and understanding between NCI and other Nextel entities and Castle with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between NCI and Castle, oral or written, relative to the subject matter of this Agreement, including, without limitation, the Letter Agreement, but only to the extent the Letter Agreement covers the subject matter of this Agreement (the parties acknowledging that the Letter Agreement contemplates the execution of certain other definitive agreements as well).

     Section 4.10  WAIVERS; MODIFICATIONS.  No waiver or modification of any
                   ----------------------
provisions of this Agreement shall be effective against either party hereto unless it is set forth in a writing signed by both parties. No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any other breach of the same provision or of any other provision hereof, unless expressly so stated in the writing setting forth such waiver.

     Section 4.11  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may make any assignment of this Agreement or any of its rights or interests herein without the prior written consent of the other; provided, however, that each of Castle and NCI may (i) assign this Agreement or any of its rights or interests hereunder to any controlled Affiliate, or, (ii) collaterally assign, mortgage, pledge, hypothecate or otherwise collaterally transfer without consent its interest in this Agreement to any financing entity or agent on behalf of any financing entity, to whom NCI or any Affiliate (a) has obligations for borrowed money or in respect of guaranties thereof, (b) has obligations evidenced by bonds, debentures, notes or similar instruments, or (c) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof. Anything in this Section to the contrary notwithstanding, no assignment, delegation or pledge of this Agreement or any rights or interests hereunder shall relieve the assignor of any liability or obligation hereunder. The parties hereby agree that no Person not a party to this Agreement shall have any rights or be entitled to any benefits under this Agreement except Nextel.

     Section 4.12  INTERPRETATION.  The headings in this Agreement are for
                   --------------
reference only and shall not affect the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender. Unless otherwise stated, references to Sections, Exhibits or Schedules refer to the Sections of and Exhibits or Schedules to this Agreement.

     Section 4.13  COUNTERPARTS. This Agreement may be executed in multiple
                   ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 4.14  CONFIDENTIALITY. Except as otherwise required by law, NCI
                   ---------------
and Castle shall keep confidential the specific terms and provisions of this Agreement and Castle shall keep confidential the information provided by Nextel pursuant to Section 2.1. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the mutual prior approval of NCI and Castle, which approval shall not be unreasonably withheld. In the event either party is required by law to disclose any term of this Agreement, it shall notify the other party and the parties shall cooperate and obtain (to the extent practicable) confidential treatment for the matters disclosed.

     Section 4.15  REMEDIES. Each party's obligation under this Agreement is
                   --------
unique. If either party should fail to perform its respective obligations under this Agreement, the parties acknowledge that it would not be possible to measure adequately the resulting damages, accordingly, the other party, in addition to any other available rights or remedies, shall be entitled to specific performance of its rights under this Agreement, and the parties expressly waive the defense that damages will be adequate.

     Section 4.16  ATTORNEYS' FEES. The prevailing party in any legal or
                   ---------------
equitable action shall be entitled to recover its attorneys fees and expenses in addition to any other damages or other remedy.

     Section 4.17  SURVIVAL. This Agreement shall survive the Closing as to any
                   --------
given Site but shall terminate and be of no further force and effect as set forth in Section 4.2.

     Section 4.18  BROKERS. Each party represents and warrants to the other that
                   -------
no brokers or finders have been engaged by it in connection with any of the transactions contemplated by this Agreement, or, to its knowledge is in any way connected with any such transactions. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then each party shall indemnify, hold harmless and defend the other party from and against any such claim based upon any statement or representation or agreement made by or allegedly made by the indemnifying party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                             NEXTEL COMMUNICATIONS, INC.


                                             By:  /s/ John H. Willmoth
                                                 -----------------------
                                             Name:  John H. Willmoth
                                                   ---------------------
                                             Title: Vice President
                                                   ---------------------

                                             CASTLE TOWER CORPORATION


                                             By:  /s/ John Gwyn
                                                 -----------------------
                                             Name:  John Gwyn
                                                   ---------------------
                                             Title: Senior Vice President-
                                                   -----------------------
                                                    Operations
                                                   -----------------------

                           EXHIBIT AND SCHEDULE LIST


Exhibit "A" - Form of Purchase Agreement

Exhibit "B" - Form of Nextel Lease

Exhibit "C" - Form of Guaranty

SCHEDULE "1" - EXISTING TOWER SITES; PURCHASE PRICES

SCHEDULE "2-A" - NEXTEL LEASE RATE SCHEDULE - EXISTING TOWER SITES SCHEDULE "2-B" - NEXTEL LEASE RATE SCHEDULE - PURCHASED SITES

SCHEDULE "3" - TERRITORY

SCHEDULE "4" - INFORMATION TO BE INCLUDED IN INITIAL NOTICE

SCHEDULE "5" - CONSTRUCTION SCHEDULE

SCHEDULE "6" - ADDITIONAL CONSTRUCTION SERVICES

SCHEDULE "7" - PURCHASED AND EXCLUDED ASSETS

SCHEDULE "8" - PREEXISTING CONTRACTS; CURRENTLY PERMITTED SITES

                                                                     EXHIBIT "A"
                           MASTER PURCHASE AGREEMENT


     THIS MASTER PURCHASE AGREEMENT (the "Agreement") is made as of the _____ day of July, 1997, by and between Nextel of Texas, Inc., a Delaware corporation, Dial Call, Inc., a Georgia corporation, Nextel West Corp., a Delaware corporation and Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation (and any other subsidiaries of Nextel Communications, Inc. selling Assets (as defined below) hereunder)(individually "Seller", collectively "Sellers"), and Castle Tower Corporation, a Delaware corporation ("Buyer").


                                    RECITALS

          A. Each Seller has constructed and owns communications towers (collectively the "Towers" and individually a "Tower") and structures to house communications equipment (the "Building") and other related assets (the Towers, Buildings and other assets shall be collectively referred to herein as the "Assets") and owns or leases parcels of real property pursuant to site lease or site license agreements (collectively the "Property Leases" and individually a "Property Lease"), covering the land described therein and upon which the Towers have been constructed (the "Property") in certain geographic areas in the United States.

          B. Each Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Assets described herein and listed on Exhibit A, attached hereto and incorporated by this reference (in some cases the Assets will include only a Tower and related assets, and in some cases, as indicated in Exhibit A, the Assets will include the Tower and the Building and related assets) and more fully set forth in a bill of sale to be executed at the Closing (as defined below).

          C. Each Seller desires to assign its rights to Buyer under the Property Leases and any agreements with third parties for the rent of space on the Tower(s) or in the Building(s) ("Tenant Leases") and Buyer desires to assume all of Seller's rights and obligations under such Property Leases and such Tenant Leases. The Property Leases and the Tenant Leases (collectively referred to herein as the "Leases") are listed in Exhibit B, attached hereto and incorporated herein by this reference.

          D. This Agreement is contemplated by and entered into pursuant to the terms and provisions of that certain Site Commitment Agreement, dated as of July , 1997, between Buyer and Nextel Communications, Inc. (the "Site Commitment Agreement").


                                   AGREEMENTS

1.  PURCHASE AND SALE OF THE ASSETS.
    --------------------------------

     (a) As used in this Agreement, the term Assets shall include or exclude (as indicated in Schedule 1 attached hereto) certain types of assets related to the Leases and the Towers and (if included in the sale transaction in question) the Buildings, as indicated in Schedule 1.

     (b) Buyer acknowledges and agrees that as of the date prior to the relevant Closing that each supplemented Exhibit A is executed by the parties and attached to this Agreement, Buyer has inspected the Assets newly listed on such Exhibit A and is accepting the Assets in "as-is/where-is" condition without any representation or warranty whatsoever from Seller except as set forth below. Upon payment of the Purchase Price, as hereinafter defined, the Assets shall be conveyed to Buyer by bill of sale. Seller shall also assign any and all existing manufacturers warranties for the Assets to Buyer to the extent such manufacturers warranties are assignable to Buyer. Such transfer of title to the Assets and this Agreement shall be subject to the payment required by Buyer to Seller pursuant to the terms and provisions of this Agreement. Buyer shall own and operate the Assets in accordance with all applicable Laws and the terms and provisions of this Agreement. Any work performed by or on behalf of Buyer on the Property shall be lien free. The Assets are being purchased hereunder pursuant to a purchase option granted to the Buyer under the Site Commitment Agreement. The Assets which Buyer has opted to purchase are listed on Exhibit A attached hereto, as supplemented from time to time prior to the relevant Closing for each additional site added to this Agreement by mutual agreement of the parties.

2.  ASSIGNMENT OF LEASES.
    ---------------------

Simultaneously with the payment of the Purchase Price, Seller will assign the Property Leases to Buyer (the Property Leases are set forth on Exhibit B, as supplemented from time to time by mutual agreement of the parties for each additional site added to this Agreement) pursuant to the form of Assignment and Assumption of the Lease Agreement attached hereto as Exhibit C (the "Assignment"). Buyer acknowledges that the assignment of the Property Leases shall in most cases be subject to landlord consent. The Tenant Leases will be transferred to Buyer by written assignment to be executed at the Closing.

3.  TOWER LEASE.
    ------------

Simultaneously with the payment of the Purchase Price, Seller and Buyer shall enter into a Lease Agreement for each Tower ("Tower Lease"). Each Tower Lease will be coterminous with the underlying Lease assigned to Buyer pursuant to
Section 2 if the underlying Lease terminates (including renewal terms) earlier than the 25 year term (including renewal terms) of the applicable Tower Lease, as described in Exhibit D. The form of Lease Agreement is attached hereto as Exhibit D.

4.  PURCHASE PRICE.
    ---------------

The purchase price for each Tower shall be as set forth in Exhibit A, as supplemented from time to time by mutual agreement of the parties for each additional site added to this Agreement (the "Purchase Price"). The Purchase Price shall be paid by wire transfer at Closing, as defined below. Any sales or other transfer taxes applicable to a Closing shall be payable equally by the parties.

5.  CLOSING.
    --------

The closing ("Closing") for the purchase and sale of the Towers shall occur upon the satisfactory completion of the Closing Conditions, as set forth in Section 7 below, and payment of the Purchase Price (the "Closing Date"). The parties acknowledge that multiple Closings may have to take place as closing conditions for each of the Closings are met. To the extent possible, the parties will attempt to schedule Closings to allow for the closing of multiple Assets at one time.

6.  PRORATIONS AND POST-CLOSING ADJUSTMENTS.
    ----------------------------------------

Appropriate proration as of the close of business on the Closing Date shall be made with respect to (i) rentals, utilities, and ongoing items of cost and expense relating to the Assets pursuant to written information disclosed to Buyer prior to Closing, and with respect to (ii) advance rental payments relating to the Assets (as to which Buyer will be credited for any prepayments to Seller relating to periods following the Closing Date). Such prorations shall be determined by Buyer with Seller's cooperation and settled in cash at each relevant Closing if reasonably practicable, but in any event no later than thirty (30) days after the relevant Closing Date ("Proration Period"). In the event Seller fails to disclose an item of ongoing cost and expense prior to Closing, Seller shall make Buyer aware of such item by written notice promptly after discovering the item. Buyer will be given a reasonable opportunity to review the item, but in no event more than ten (10) days. If Buyer notifies Seller in writing of its election to be responsible for the item, then the cost related to the item shall be prorated as of the date of Closing. If Buyer fails to respond or responds in the negative, then the item will not be prorated and Seller will be free to terminate the item.

7.  CONVEYANCE OF ASSETS.
    ---------------------

Seller shall deliver to Buyer such reasonably acceptable bills of sale, assignments and other good and sufficient instruments of sale, assignment, conveyance and transfer, and such other documents or instruments as required under this Agreement.

8.  CLOSING CONDITIONS.
    -------------------

The obligation of Buyer to purchase the Assets shall be subject to satisfaction of the following conditions (except to the extent expressly waived by Buyer in writing): (i) receipt of landlord estoppel certificates and consents to the assignment and assumption of the Leases; (ii) release of all liens on the Towers; (iii) assignment or issuance of any applicable government permits; (iv) Buyer's completion, review and satisfaction with the results of a survey, title examination, structural examination and environmental assessment (this closing condition (iv) shall only apply to Existing Tower Sites (as defined in the Site Commitment Agreement), and shall not apply to New Sites (as defined in the Site Commitment Agreement); and (v) delivery to Buyer of all files or documents pertaining to the Towers and the Leases that Buyer has in its possession and Buyer's satisfaction with the form and content thereof; provided that if all
                                                        --------
such conditions have not been satisfied on or prior to the sixtieth (60th) day after the date on which Buyer exercised the relevant purchase option, then Buyer shall either (a) waive satisfaction thereof and immediately proceed to consummate such purchase or (b) irrevocably elect to terminate such purchase transaction, in which case each of

Buyer and Seller shall be automatically deemed to have no further rights, obligations or liabilities with respect to such purchase transaction the related purchase option exercise.

9.  REPRESENTATIONS AND WARRANTIES.
    -------------------------------

     (a)  Representations and Warranties of Seller.  Except as set forth in
          -----------------------------------------
Schedule 9.(a)., Seller hereby represents and warrants to Buyer as follows: (i) Seller is duly organized, validly existing and in good standing under the jurisdiction of its organization; (ii) Seller is the lawful, beneficial and exclusive owner of the Assets and Seller's interest in the Leases and has the unrestricted right and power to sell such Assets and assign such Leases to Buyer free and clear of liens, other than Permitted Exceptions (as defined in the Site Commitment Agreement); (iii) at the time of Closing, the Assets and Leases will be conveyed to Buyer free and clear of all liens, other than Permitted Exceptions (as defined in the Site Commitment Agreement); (iv) neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or By-laws of Seller or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Seller is bound; (v) to the best of Seller's knowledge, as of the date of Schedule 9(a). and the date of Closing, there is no action, suit, proceeding or claim affecting the Assets or any portion thereof or affecting Seller and relating to the ownership, operation, use or occupancy of the Assets pending or being prosecuted in any court or by or before any Federal, state, county, or municipal department, commission, board, bureau or agency or other governmental entity nor, to the knowledge of Seller, is any such action, suit, proceeding or claim threatened or asserted except, in each such case, such matters as would not, individually or in the aggregate, have or be expected to have any material adverse effect on the ownership, operation, use or occupancy of the Assets by Seller, or otherwise having or expected to have such an effect on such Assets;
(vi) to the best of Seller's knowledge, as of the date of Schedule 9(a) and the date of Closing, no proceeding is pending or presently being prosecuted for any change in the assessed valuation of taxes or other assessments payable in respect of any portion of the Assets (excluding matters existing on the date hereof that are either (a) scheduled periodic reevaluations or (b) the topic of previous or pending actions by the appropriate electorate affecting tax rates of real and/or personal property generally); (vii) as of the date of Schedule 9(a) and the date of Closing, to the best of Seller's knowledge, there is no pending or threatened condemnation or similar proceedings affecting the Assets or any portion thereof, nor any pending public improvements in, about or outside the Property which will in any manner materially adversely affect access to the Property or result in any material amount of additional assessments against the Assets; and (viii) as of the date of Schedule 9(a) and the date of Closing, to the best of Seller's knowledge, Seller is in material compliance with all provisions of (and is not in default under) its contracts and obligations relating to or constituting the Assets or any portion thereof, including the Leases, and to the best of Seller's knowledge, Seller is in material compliance with all Federal Communication Commission and Federal Aviation Administration rules and regulations which affect or are applicable to the Assets. Seller agrees to operate the Assets in good faith and in a commercially reasonable manner from the date of Schedule 9(a) to the date of Closing. In the event any one or more of the above representations and warranties is not true and correct as of the date of Closing, Buyer may elect, in its sole discretion, to waive such representation and warranty and close on the Assets or Buyer may elect not to close on the Assets. In any event, Buyer's sole remedy will be to elect not to purchase the Assets which are subject to the representations and warranties which are not true and correct as of the date of Closing. In the event Buyer elects not to close on the Assets, Seller shall have no further obligations whatsoever to Buyer with respect to those Assets.

     (b)  Representations and Warranties of Buyer.  Buyer hereby represents and
          ----------------------------------------
warrants to Seller as follows: (i) Buyer is duly organized, validly existing and in good standing under the jurisdiction of its organization; and (ii) Buyer has the power arid authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder (including, without limitation, under all Leases and other contracts being assumed by Buyer as contemplated herein).

10.  COVENANTS OF SELLER.
     --------------------

As to those Assets as to which Buyer has timely exercised (and not subsequently terminated) its purchase option under the Site Commitment Agreement from the date hereof to the relevant Closing Date, Seller will: (i) continue to use, operate and maintain such Assets in the ordinary and usual course of business;
(ii) Seller will continue to perform all of its obligations under the Leases;
(iii) not sell, dispose of or encumber any of the Assets; and (iv) afford Buyer and its representatives full access to the Assets and the Leases and all the books, contracts, commitments and records of Seller related to the Assets and the Leases. Prior to each Closing, Seller will deliver to Buyer a rent roll covering the applicable Tenant Leases, which certifies as true and correct as of the date indicated thereon, the names of the Tenants, the monthly license or lease fee payable by each Tenant, and other pertinent information, such as a list of and the date of each license, lease or other agreement with Seller to which Tenants are subject, together with their respective expiration dates and renewal options. Between the date any Property Leases or Tenant Leases are added to the supplemented Exhibit B and the Closing Date, Seller will not, without the prior written consent of Buyer (which shall not be unreasonably withheld or delayed), modify or terminate the Property Leases or the Tenant Leases. In addition, during such time periods, Seller will timely perform all of its obligations under the Property Leases and Tenant Leases and any other agreements which comprise a portion of the Assets.

11.  NOTICES.
     --------

Any notice, communication, request, reply or advise (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by Seller or Buyer to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee.
Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

     Notices to Seller shall be addressed as follows:

               Nextel Communications, Inc.
               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia 22102
               Attn: Vice President -- Strategy
               Telecopier No.: (703) 394-3308

               with a copy to:

               Nextel Communications, Inc.
               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia 22102
               Attn: Legal Department -- Corporate Counsel -- Commercial Telecopier No.: (703) 394-3763


     Notices to Buyer shall be addressed as follows:

               Castle Tower Corporation
               510 Bering, Suite 310
               Houston, Texas 77057
               Attn: Mr. Ted B. Miller, Jr. and
               Mr. Jimmy R. Taylor
               Telecopier No.: (713) 974-1926

               with a copy to:

               Singleton & Cooksey
               1600 Smith, Suite 4500
               Houston, Texas 77002
               Attn: Mr. Taylor Cooksey
               Telecopier No.: (713) 651-0251

Either Seller or Buyer shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above.

12.  COUNTERPARTS.
     -------------

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.  ATTORNEY'S FEES AND COSTS.
     --------------------------

Should either party be required to retain the services of an attorney to file an action to enforce any of its rights hereunder, or under any other document executed and delivered pursuant to this Agreement, the party prevailing in such action shall be entitled to recover reasonable attorney's fees and court costs in connection therewith in an amount to be fixed by the court hearing the action.

14.  DISPUTE RESOLUTION AND ARBITRATION.
     -----------------------------------

     (a) Prior to commencing arbitration pursuant to Section 14(b) for a dispute arising under this Agreement, the dispute between the parties shall be submitted for discussion and possible resolution during a 15-day period commencing with the date that either party gives written notice to the other that it is invoking the provisions of this Section 14(a). The dispute shall be submitted to the General Counsel or Chief Legal Officer of Seller and the President of Buyer (or any other member of the senior management of Buyer designated by the President of Buyer). Any person designated to replace any named officer shall have the authority to resolve the dispute that has been submitted to the provisions of this Section 14(a).

     (b) Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement not resolved pursuant to Section 14(a) shall be resolved by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one selected by Seller, one by Buyer and the third by the first two so selected. The arbitration shall be held in Denver, Colorado or such other location as shall be mutually agreeable to the Seller and Buyer. The arbitration panel shall, upon the concurrence of at least a majority of its members, have the authority to render an appropriate decision or award, including the power to grant all legal and equitable remedies and award compensatory damages provided by the law in the State of Texas and consistent with the terms of this Agreement but shall have no power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The decision of the arbitrators shall be final and unreviewable for error of law or legal reasoning of any kind and may be enforced in any court having jurisdiction of the parties. The parties shall (unless the arbitration panel's award provides otherwise) each bear one-half of the cost of the arbitration proceeding (including the fees and expenses of the arbitrators) and all of their own (and their advisors') expenses of participation in the arbitration.

15.  MISCELLANEOUS.
     --------------

This Agreement shall be governed by the laws of the State of Texas, without giving effect to conflicts of law principals thereof. All covenants, agreements, representations, warranties and indemnities shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party. Such written consent shall not be unreasonably withheld. This Agreement, together with the Exhibits and Schedules constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof, superseding all prior oral or written agreements or understandings. This Agreement may not be changed, modified or altered except by an agreement in writing executed by the parties hereto. In the event that any covenant, condition or other provision contained in the Agreement is held to be invalid, void or unlawful by any administrative agency or court of competent jurisdiction, that provision shall be deemed severable from the remainder of the Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained herein, and the parties shall use their best effort to make the covenant, condition or other provision valid and lawful if possible so as to preserve the rights and obligations of the parties hereto. Each of the parties hereto acknowledges to the other that it has reviewed this Agreement with, and is relying solely upon the advice of, its independent counsel and tax advisor, as to the negotiation, preparation, execution and delivery of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER                                  BUYER:

By:___________________________          By:___________________________
Name:_________________________          Name:_________________________
Title:________________________          Title:________________________

Schedule 1  Purchased and Excluded Assets
            -----------------------------



Sale of Tower without Shelter
--------------------------------------------------------------------------------
Included (if existing)
----------------------
 .    Seller's interest in the ground leases and tenant license and lease agreements
 .    Seller's interest in all access easements and rights of ingress and egress to the property, and all rights to easements and/or licenses which authorize the placement of guy wires, anchors and utilities.
 .    Tower Structure
 .    Tower Foundation
 .    Guy Wires and Anchors (if applicable)
 .    Cable ladder on tower
 .    Tower Lights and electrical connections thereto
 .    Tower Light Controller and Tower light alarm system, (subject to them being removed from shelter)
 .    Tower Grounding System
 .    Perimeter fencing, gates, attachments thereto
 .    Any site lighting not attached to equipment shelter
 .    Access Road (to the extent owned by Nextel)
 .    Rights to any contracts, warranties, or guarantees relating to management, ownership, operation and maintenance of the transferred items (to the extent transferable)
 .    Telephone and electrical utility poles, transformers and lines (to drop point at shelter)
 .    Utility Capacity
 .    All intangible rights and properties owned by Seller, to the extent arising under or forming a part of the leaschold or fee interest included within the Assets and being sold, assigned or transferred to Buyer
 .    All other rights, privileges and appurtenances owned by Seller, reversionary or otherwise, relating to the leased or owned real estate included within or comprising a part of the Assets and being sold, assigned or transferred to Buyer, but only to the extent (i) used or available for use by Seller in connection with Seller's ownership or operation of such Assets and (ii) not listed within the Excluded items enumerated below.
 .    To the extent existing, all site plans, surveys, plans and specifications, geotechnical studies, engineering plans and studies, environmental reports, and other plans or studies, provided that Seller may retain copies of any or all of such items

Excluded
--------
 .    Generator, fuel tank, concrete pad and electrical conduit
 .    Shelter and all equipment therein with possible exception of tower light controller
 .    Shelter foundation
 .    Antennas and mounts including platform if applicable
 .    Coaxial cables including mounting and grounding hardware
 .    Waveguide bridge
 .    Any external or "cabinetized" installation of Nextel electronics
 .    Any other of Seller's Communication Equipment (as defined in the Site
     Commitment Agreement) located at the Site
--------------------------------------------------------------------------------

Sale of Shelter
--------------------------------------------------------------------------------
Included (if existing)
----------------------
 .    Equipment shelter (shell)
 .    Shelter foundation
 .    Overhead lighting and all AC electrical outlets
 .    Interior halo ground
 .    HVAC system
 .    Waveguide bridge
 .    Tower light controller
 .    AC Surge Arrestor
 .    TI Surge Arrestor
 .    Electrical circuit breaker panel(s)
 .    Fire suppression system
 .    POTS line
 .    Exterior lighting attached to shelter
 .    Security System
 .    Cable Ladder Rack (if practical)
 .    Electrical conduit
 .    All other items listed above as "Included" in Sale of Tower without Shelter

Excluded
--------
 .    DC power plant (including rectifiers, inverters and batteries)
 .    Equipment racks and components installed therein
 .    All wiring from DC power plant to equipment racks (and within equipment racks)
 .    All wiring between equipment racks (including MDF connections)
 .    Coax jumpers and connectors
 .    Generator, fuel tank, electrical conduit and concrete pad
 .    Generator transfer switch
 .    Interconnect equipment (CSU, etc.)
 .    Coax surge suppression system
 .    Any other of Seller's Communication Equipment (as defined in the Site
     Commitment located at the Site
 .    All other items listed above as "Excluded" in Sale of Tower without Shelter
--------------------------------------------------------------------------------

                                   EXHIBIT A

                                    ASSETS

Assets:                                 Purchase Price:
-------                                 ---------------

                                   EXHIBIT B

                                    LEASES

                                   EXHIBIT C

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                         ASSIGNMENT AND ASSUMPTION OF
                                LEASE AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (the "Assignment") is made and entered into as of the ____ day of ____________, 1997 among and between [Nextel of Texas, Inc., a Delaware corporation] [Dial Call, Inc., a Georgia corporation] [Nextel West Corp., a Delaware corporation] [Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation] ("Assignor"), Castle Tower Corporation, a Delaware corporation ("Assignee") and ________________________ ("Landlord").


                                    RECITALS

     A. Assignor and Landlord entered into that certain [Lease Agreement] dated __________________ (the "Lease Agreement") for a parcel of real property (the "Property") located in County of ________________, State of ________________ as
more particularly described in Exhibit A attached hereto and incorporated herein; and

     B. Assignor desires to assign the Lease Agreement to Assignee and Assignee desires to assume the rights and obligations under the Lease Agreement; and

     C. Assignor and Assignee have requested that Landlord consent to such assignment pursuant to Section of the Lease Agreement and Landlord has agreed to consent to such assignment as provided for herein; and

     D. Assignor has requested that Landlord release Assignor from all liabilities and obligations under the Lease Agreement as provided for herein.

          NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration each to the other in hand paid and the premises and covenants hereinafter set forth, Assignee, Assignor and Landlord agree as follows:

1.   Incorporation of Recitals.  The foregoing recitals are true and correct and
     --------------------------
are expressly incorporated herein by this reference.

2.   Assignment of Lease Agreement. Assignor hereby conveys, grants, assigns and
     ------------------------------
transfers to Assignee the leasehold estate as set forth in the Lease Agreement, and all of Assignor's right, title and interest thereunder. In addition, Assignor hereby conveys, grants, assigns and transfers to Assignee (i) all rights to easements and/or licenses which authorize ingress and egress to the property described in the Lease Agreement and/or the placement of guy wires, anchors and utilities, and (ii) all other rights, privileges and appurtenances owned by Seller, revisionary or otherwise, and in any way related to the Lease Agreement.

3.   Assumption of Lease Agreement.  Assignee hereby accepts the assignment of
     ------------------------------
the Lease Agreement as herein set forth, expressly assumes the payment and performance of all of Assignor's obligations under the Lease Agreement (other than obligations arising out of acts or conduct of Assignor prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement) arising from and after the date of this Assignment to the same extent as if the Assignee were named as Lessee under the Lease Agreement).

4.   Indemnity by Assignee.  Assignee agrees, at its sole cost and expense, to
     ----------------------
defend, indemnify and hold harmless Assignor from and against any and all liability, claims, damages, expenses (including cost of litigation and reasonable attorneys' fees), judgments, proceedings and causes of action of any kind ("Claims") whatsoever arising out of or in any way connected with this Assignment or the assignment and transfer of Lessee's obligations under the Lease Agreement to Assignee as herein provided from and after the date of this Assignment except for Claims arising out of Assignor's failure to perform and discharge all of the terms, covenants, conditions and agreements as Lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement. Also, Assignee agrees, at its sole cost and expense, to defend, indemnify and hold harmless Assignor from and against any and all Claims whatsoever arising out of or in any way connected with Assignee's failure to perform and discharge all of the terms, covenants, conditions and agreements required to be performed by the Assignee as Lessee under the Lease Agreement from and after the date of this Assignment except for Claims arising out of Assignor's failure to perform and discharge all of the terms, covenants, conditions and agreements as Lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement.

5.   Indemnity by Assignor.  Assignor agrees, at its sole cost and expense, to
     ----------------------
defend, indemnify and hold harmless Assignor from and against any and all Claims whatsoever arising out of or in any way connected with Assignor's failure to perform and discharge all of the terms, convenants, conditions and agreements required to be performed by Assignor as Lessee under the Lease Agreement prior to the date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement).

6.   Consent of Landlord.  Landlord hereby expressly consents and agrees to the
     --------------------
assignment and assumption of the Lease Agreement as herein set forth and to this Assignment, and hereby releases Assignor from any and all liabilities and obligations under the Lease Agreement. Landlord agrees to solely hold Assignee responsible for performance of all obligations of Lessee under the Lease Agreement from and after the date of this Assignment and this Assignment except liabilities and obligations arising out of Assignor's failure to perform and discharge all of the terms, convenants, conditions and agreement's as Lessee under the Lease Agreement prior to date hereof, or other acts or conduct prior to the date hereof for which the lessee or tenant is responsible under the terms of the Lease Agreement, at for which Landlord will look solely to Assignor and shall not, at any time hereafter, require Assignor to perform any obligations thereunder, unless the Lease Agreement is reassigned to Assignor upon default of Assignee as provided herein.

7.   Agreement of Parties.  Assignee, Assignor and Landlord hereby expressly
     ---------------------
agree as follows:

     A. Assignor is the current holder of the tenant's interest in the Lease Agreement and Landlord is the current holder of Landlord's interest in the Lease Agreement.

     B. The Lease Agreement is in full force and effect and Landlord hereby ratifies and confirms same.

     C. A true and correct copy of the Lease Agreement and all amendments, if any, is attached hereto as Exhibit B and incorporated herein by this reference. The Lease Agreement, and all amendments, if any, constitutes the entire agreement between Landlord, Assignee and Assignor with respect to the Property. There are no present outstanding defaults pursuant to the terms and provisions of the Lease Agreement by either Landlord or Assignor and no party has knowledge of any facts which, with the giving of notice, passage of time, or both, would constitute a default by any party under the Lease Agreement.

     D. To Landlord's knowledge, all conditions or obligations under the Lease Agreement required to be satisfied or performed by Assignor as of the date hereof have been satisfied or performed, and to Assignor's knowledge, all conditions or obligations under the Lease Agreement required to be satisfied or performed by Landlord as of the date hereof have been satisfied or performed.

     E. The current rent under the Lease Agreement is ________________ Dollars ($___________) per year paid in equal monthly installments and rent under the Lease Agreement has been paid through and including __________________________.

     F. The term of the Lease Agreement expires on ______________ and there are ________ additional five (5) year extension terms; and

     G. The annual rental for the first (1st) five (5) year extension term shall be ____________ Dollars ($__________); the second (2nd) five (5) year extension term shall be ____________ Dollars ($__________); the third (3rd) five
(5) year extension term shall be ____________ Dollars ($__________); and the fourth (4th) five (5) year extension term shall be ____________ Dollars ($__________).

8.   Attorneys' Fees.  In the event of any dispute hereunder or of any action to
     ----------------
interpret or enforce this Assignment, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, costs and expenses and other professional fees, costs and expenses whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

9.   Survival of Terms.  The representations, warranties and indemnities set
     ------------------
forth herein shall survive the execution and delivery of this Assignment and shall continue in full force and effect during the term of the Lease Agreement.

10.  Binding Agreement.  This Assignment constitutes the entire agreement
     ------------------
between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior understandings or agreements between the parties.

11.  Execution and Counterparts.  To facilitate execution, the parties hereto
     ---------------------------
agree that this Assignment may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original.
This Assignment may be executed in as many counterparts as may be required and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.

12.  Notices.  Any notice, communication, request, reply or advise (hereinafter
     --------
severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by Seller or Buyer to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee. Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

     Notices to Seller shall be addressed as follows:

               Nextel Communications, Inc.
               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia 22102
               Attn:  Legal Department -- Corporate
                      Counsel -- Commercial
               Telecopier No.: (703) 394-3834

     Notices to Buyer shall be addressed as follows:

               Castle Tower Corporation
               510 Bering, Suite 310
               Houston, Texas 77057
               Attn:  Mr. Ted B. Miller, Jr. and
               Mr. Jimmy R. Taylor
               Telecopier No.:  (713) 974-1926

               with a copy to:

               Singleton & Cooksey
               1600 Smith, Suite 4500
               Houston, Texas 77002
               Attn:  Mr. Taylor Cooksey

               Telecopier No.:  (713) 651-0251

Either Seller or Buyer shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above written above.


WITNESSES:                                   ASSIGNOR:

                                             [appopriate Nextel operating
                                             subsidiary]

_____________________________           By:___________________________________
Print Name:__________________           Name:_________________________________
                                        Title:________________________________
_____________________________           Date:_________________________________
Print Name:__________________


                                             ASSIGNEE:

                                             Castle Tower Corporation

_____________________________           By:___________________________________
Print Name:__________________           Name:_________________________________
                                        Title:________________________________
_____________________________                Date:____________________________
Print Name:__________________



                                             LANDLORD:


_____________________________           ______________________________________
Print Name:__________________           Date:_________________________________


_____________________________           ______________________________________
Print Name:__________________           Date:_________________________________


STATE OF___________________________
COUNTY OF__________________________


          The foregoing instrument was acknowledged before me this ____ day of ______________, 1997, by as of ____________, a ________ corporation, d/b/a
Nextel

Communications, on behalf of the corporation. He/she is personally known to me or has produced as identification and who did/did not take an oath.

                                   _____________________________________________
                                   (Signature of Notary Public)


                                   _____________________________________________
                                   (Typed name of Notary Public)

                                   Notary Public, State of _____________________
                                   Commission No.
                                   My commission expires:

STATE OF____________________

COUNTY OF___________________

          The foregoing instrument was acknowledged before me this _____ day of _________________, 1997, by as of ____________, a ___________ corporation, on behalf of the corporation. He/she is personally known to me or has produced as identification and who did/did not take an oath.


                                   _____________________________________________
                                   (Signature of Notary Public)


                                   _____________________________________________
                                   (Typed name of Notary Public)

                                   Notary Public, State of _____________________
                                   Commission No.
                                   My commission expires:

STATE OF_______________________

COUNTY OF______________________

          The foregoing instrument was acknowledged before me this _____ day of ______________, 1997, by ______________, who is personally known to me or has produced as identification and who did/did not take an oath.


                                   _____________________________________________
                                   (Signature of Notary Public)


                                   _____________________________________________
                                   (Typed name of Notary Public)

                                   Notary Public, State of _____________________
                                   Commission No.
                                   My commission expires:

                                   EXHIBIT D

                            FORM OF LEASE AGREEMENT
                            -----------------------

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Agreement") is entered into as of this _____ day of July, 1997, by and between CASTLE TOWER CORPORATION ("Lessor") and [appropriate operating subsidiary of Nextel Communications, Inc.], A ____________ CORPORATION ("Lessee"), in consideration of the mutual covenants contained herein.


     1.   PREMISES.  Lessor currently leases a parcel of land (the "Land") and
          ---------
owns a telecommunications tower (the "Tower") located in the City of ______________, County of _____________, State of _____________, commonly known as ________________ (the Tower and Lessor's interest in the Land are collectively, the "Property"). The Land is more particularly described in Exhibit A annexed hereto. Subject to the terms and conditions of this Agreement, Lessor hereby leases to Lessee and Lessee leases from Lessor approximately ___________ hundred (_______) square feet [on New Sites, as defined in the Site Commitment Agreement, dated as of July __, 1997 between Nextel Communications, Inc. and Castle Tower Corporation (the "Site Commitment Agreement"), acquired by Lessor, Lessee's leased portion of the Land shall not exceed two hundred (200) square feet] of the Land and certain space on the Tower (consisting of a platform for ___ antennas and coaxial cable located at the ___ foot level of the Tower) as more particularly described in Exhibit B attached hereto (the "Site Equipment") and a non-exclusive right to use all access and utility easements, if any, (collectively, the "Antenna Site") as described in Exhibit B annexed hereto. Copies of Lessee's Federal Communications Commission ("FCC") Licenses that Lessee is utilizing to operate at the Antenna Site will be provided to Lessor within 60 days of execution of this Agreement.

     2.   TERM.  The term (the "Term") of this Agreement shall commence on the
          -----
____ day of _________, 199_ ("Commencement Date") and shall continue for five
(5) years unless otherwise terminated earlier as provided herein. Lessee shall have the right to extend the Term for four successive five year periods (each a "Renewal Term") on the terms and conditions as set forth herein. Lessee shall exercise a renewal option by giving written notice to Lessor not less than 180 days before the end of the Term or before the end of any Renewal Term). Notwithstanding the foregoing neither the Term nor any Renewal Term of this Agreement shall extend beyond the duration of and shall be coterminous with the Prime Lease Agreement (as defined herein), if the underlying term and renewal terms of the Prime Lease Agreement are for a shorter duration than the Term and Renewal Terms set out in this Agreement.

     3.   PAYMENTS.
          ---------

     (a) Lessee shall pay Lessor or its specified agent, without demand, offset or counterclaim on the Commencement Date and on the first of each calendar month thereafter during the first year of the Term a monthly fee (the "Monthly Rental Fee") in the amount of $_________.00, with respect to Lessee's Site Equipment. LESSEE AGREES TO PAY LESSOR AT ITS LOCKBOX LOCATED AT P.O. BOX 710994, CINCINNATI, OHIO 45271-0994 OR SUCH OTHER ADDRESS AS DESIGNATED BY LESSOR IN WRITING. The Monthly Rental Fee shall be fixed during the Initial Term. Thereafter, the Monthly Rental Fee shall increase by four percent (4%) on each and every anniversary date during the Renewal Terms of this Agreement beginning on the first month of the first year of Renewal

Term and increasing by 4%. A monthly Rental Fee for any fractional month at the beginning or at the end of the Term (or a Renewal Term) shall be prorated. In the event Lessee shall hereafter desire to add additional equipment to the Antenna Site, and Lessor consents to such addition, the Monthly Rental Fee shall be increased by an amount determined by application of the rate schedule attached as Schedule 2 to the Site Commitment Agreement.

     (b) In addition to the Monthly Rental Fee, Lessee shall pay Lessor or the appropriate taxing authority, if and when due, any sales, use, ad valorem or other taxes or assessments which are assessed or due by reason of this Agreement, the payment of the Monthly License Fee, or Lessee's use of the Antenna Site hereunder. (Lessee acknowledges that Lessor is required by law to render its interest in the Land and Tower for the assessment of ad valorem taxes.) If personal property taxes are assessed, Lessee shall pay any portion of such taxes directly attributable to Lessee's Site Equipment. Lessor shall pay or cause to be paid all real property taxes and assessments on the Land and Tower.

     (c) Except as expressly provided in this Agreement, all Monthly Rental Fees and other sums hereunder provided to be paid by Lessee under this Agreement shall be due and payable by Lessee without demand, deduction, abatement or set-off.

     (d) In the event any installment of the Monthly Rental Fee is not received within three days after written notice from Lessor that such Monthly Rental Fee is past due, Lessee shall pay an administrative late charge of $100.00. Acceptance of such late charge shall not constitute a waiver of the Event of Default caused by late payment of the Monthly Rental Fee.

     (e) The Monthly Rental Fee payable under the Agreement is for a gross lease and Lessee shall not be responsible for and the Monthly Rental Fee shall not be increased for any pass through charges, miscellaneous costs or other charges (except for separately metered electrical utility charges). Except as specifically set forth herein, Lessor shall be solely responsible, at its expense, for any underlying charges or assessments for use of the Tower and for all insurance and utilities (except electrical utility charges separately metered to Lessee).

     4.   TECHNICAL STANDARDS.  Lessee agrees that the installation, operation
          --------------------
and maintenance of its Site Equipment shall at all times, and at Lessee's expense, comply with such technical standards as may from time to time be established by Lessor for the Tower (the "Technical Standards"). The current Technical Standards in effect have been delivered to Lessee and are made a part of this Agreement by reference for all purposes.

     5.   INTERFERENCE.
          -------------

     (a) Lessee shall operate the Site Equipment in a manner that will not cause interference to Lessor or other lessees or licensees of the Land or Tower, provided that their installations predate that of Lessee's Site Equipment. All operations by Lessee shall be in compliance with all Federal Communications Commission (FCC) requirements.

     (b) Subsequent to the installation of the Lessee's Site Equipment, Lessor shall not permit equipment of its other lessees or licensees which equipment was installed subsequent to the installation of Lessee's Site Equipment to interfere with Lessee's operations. Such interference shall be deemed a material breach by Lessor. In the event such interference occurs, Lessor agrees to take all action necessary to eliminate such interference, in a reasonable time period.
In the event Lessor fails to comply with this paragraph, Lessee may terminate the Agreement, and/or pursue any other remedies available under this Agreement, at law, and/or at equity.

     6.   ELECTRICAL FACILITIES.  In the event Lessee requires an electric
          ----------------------
supply different from the power currently provided, Lessee shall pay (i) for the cost of installing such power supply facilities and any separate meters required by Lessor, and (ii) the sums charged to Lessor by the applicable utility for such service as reflected by any such meter. In addition, Lessee shall pay or reimburse, promptly upon demand, the utility charges (estimated if necessary) incurred in the event and to the extent Lessee's Site Equipment (singly) consumes more than 1.0 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Temporary interruption in the power provided by such facilities shall not render Lessor liable in any respect for damages to either person or property nor relieve Lessee from fulfillment of any covenant or agreement hereof. Notwithstanding, the foregoing, Lessor shall at all times be able to shut down the electrical service to the Tower and Lessee's Site Equipment in connection with any maintenance operation conducted for the Tower. Lessor agrees to make a reasonable effort to schedule any such shutdown outside the normal business day, and to cooperate with Lessee in obtaining temporary alternate power during scheduled maintenance operations, but shall have no obligation hereunder to provide alternate power from emergency power sources. In connection therewith, Lessor agrees to give Lessee reasonable prior notice, except in emergency situations, which notice may be verbal.

     7.   COMPLIANCE WITH LAWS.  The access to, and installation, maintenance
          ---------------------
and operation of, Lessee's Site Equipment must at all times be in strict compliance with the Technical Standards, all applicable federal, state and local laws, ordinances, and regulations (including without limitation the FCC, Federal Aviation Administration, city zoning, building and fire codes) and any reasonable rules and regulations of the Land and Tower which may be adopted by Lessor from time to time.

     8.   MAINTENANCE.  Lessee shall keep its Site Equipment and the areas
          ------------
immediately surrounding same neat and clean. Lessee shall clearly mark for identification its Site Equipment in the Tower shelter by name, address, phone number and frequency. Lessee shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other Lessee or Lessor in its operation of the Land and Tower. Lessor shall have no obligation to maintain or safeguard the Site Equipment.

     9.   INSPECTION.  Lessee shall permit Lessor and its agents or
          -----------
representatives at all hours to have access to Lessee's Site Equipment to (a) inspect Lessee's Site Equipment, (b) make technical measurements or tests related to the Site Equipment, provided that no hard electrical connections are made to Lessee's Site Equipment when Lessee or its representative is not present, (c) perform any obligations of Lessee hereunder which Lessee has failed to perform, and (d) assure Lessee's compliance with the terms and provisions of this License and all applicable laws, ordinances, rules and regulations. Notwithstanding the foregoing, it is understood and agreed that Lessor shall not have the right to inspect any separate equipment shelter or similar structure constructed and used exclusively by Lessee. Any such structure shall be deemed to constitute a component of Lessee's Site Equipment as defined in this Agreement.

     10.  LESSOR'S REVIEW OF PLANS AND APPROVAL OF CONTRACTORS.  Prior to
          -----------------------------------------------------
installing or allowing any Site Equipment to be installed in or on the Antenna Site, Lessee shall submit to Lessor the names of contractors and detailed plans and specifications of the planned installation for Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Approval of plans shall not be deemed a representation that they comply with applicable laws, ordinances or rules and regulations or will not cause interference with other communications operations. Lessee covenants and agrees to cause the Site Equipment to be installed in accordance with the approved plans and specifications. Lessor shall have the right to inspect during and after installation.

     11.  REMOVAL OF SITE EQUIPMENT.  Lessee may remove its Site Equipment at
          --------------------------
any time prior to the termination of this Agreement provided Lessee repairs any damage to the Tower caused thereby. Title to the Lessee's Site Equipment shall be held by Lessee. Lessor waives any lien right it may have concerning the Lessee's Site Equipment which are deemed Lessee's personal property and not fixtures. Upon expiration or termination for any reason of the Agreement and upon notice by Lessor to Lessee (and to Lessee's financing entity as notified by Lessee to Lessor pursuant to Paragraph 12(b), Lessee shall, within 30 days thereof, remove the Site Equipment and any other property (other than any fixtures) from the Antenna Site and shall restore the Antenna Site to the condition in which it existed upon execution of this Agreement, ordinary wear and tear excepted. Should Lessee fail to so remove the Site Equipment Lessor may remove and store it at Lessee's expense. Should Lessee fail to restore the Antenna Site to its original condition, wear and tear excepted, then Lessor shall do so at Lessee's expense. In the event that neither Lessee nor Lessee's financing entity shall effect such timely removal, and provided at least 60 days have elapsed since the original written notice to Lessee and its financing entity, the Site Equipment shall be deemed abandoned and Lessor may remove and dispose of the Site Equipment at Lessee's expense.

     12.  WAIVER OF LESSOR'S LIEN.
          ------------------------

     (a) Lessor waives any lien rights it may have concerning the Site Equipment which are deemed Lessee's personal property and not fixtures, and Lessee has the right to remove the same at any time without Lessor's consent.

     (b) Lessor acknowledges that Lessee has entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Site Equipment ( the "Collateral") with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Lessor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy attachment, or distress for any Monthly License Fees due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings. Notice to Lessee's financing entity shall be made by certified or registered mail, return receipt requested or reliable overnight carrier to: The Chase Manhattan Bank, N.A., One Chase Manhattan Plaza, 4th Floor, New York, NY 10081; Attention: Tracy Navin.

     13.  ASSIGNMENT AND SUBLICENSING.  Lessee may not assign, or otherwise
          ----------------------------
transfer all or any part of its interest in this Agreement or sublease to or share its Site Equipment with third parties without the prior written consent of Lessor; provided, however, that Lessee may assign its interest to its parent
        --------  -------
company, any subsidiary or affiliate, or to any successor-in-interest or entity acquiring 51% or more of its stock or assets, subject to any financing entity's interest, if any, in this Agreement. In the event of any assignment permitted by the preceding sentence, Lessee shall not be released or relieved of its obligations hereunder. Lessor may assign this Agreement upon written notice to Lessee, subject to the assignee assuming all of Lessor's obligations herein. Notwithstanding anything to the contrary contained in this Agreement, Lessee may, without being released of its obligations hereunder, collaterally assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Lessee (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof.

     14.  CONDEMNATION.  If all or any portion of the Antenna Site shall be
          -------------
taken or condemned for any public purpose to such an extent as to make Lessee unable to utilize its Site Equipment, this Agreement shall terminate at the option of either party. All proceeds from any taking or condemnation of the Antenna Site shall belong to and be paid to Lessor. Lessee shall have the right to pursue a separate condemnation award with respect to its leasehold rights hereunder, as well as with respect to its interest in the Site Equipment.

     15.  DAMAGE OR DESTRUCTION FROM CERTAIN CAUSES.  Lessor or its agents shall
          ------------------------------------------
not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or other order of governmental body or authority, or for any damage or inconvenience which may arise through maintenance, repair or alteration of any part of the Tower, or failure to make any such repairs, unless such damage or loss arises from the fault or negligence of Lessor, its agents, employees, invitees or visitors. If the Antenna Site through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Antenna Site unusable, the Monthly Rental Fee provided for herein shall abate thereafter until such time as the Antenna Site is made usable as reasonably agreed by the parties. In the event of total destruction of the Tower without fault or neglect of Lessee, its agents, employees, invitees or visitors, Lessor may construct a new tower similar to the one destroyed within 180 days from the date of destruction, and if Lessor fails to do so within such time period, Lessee may, at its option, terminate this Agreement as of the date of such destruction with no further obligation or liability of Lessee. If Lessee does not terminate this Agreement, Lessee's sole remedy shall be abatement of the rent for the period during which its use of the Tower is interrupted. Nothing herein shall be construed to require Lessor to rebuild the Tower, but if Lessor decides not to rebuild, this Agreement shall terminate as of the date of such destruction.

     16.  HAZARDOUS SUBSTANCES.  Lessor and Lessee agree that they will not use,
          ---------------------
generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor represents, warrants and agrees (1) that neither Lessor nor, to Lessor's knowledge, any third part has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Material on, under, about or within the Land in violation of any law or regulation, and (2) that Lessor will not, and will not permit any third party to use, generated, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor and Lessee each agree to defend, indemnify and hold harmless the other and the other's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and costs) arising from any breach of any representation, warranty or agreement contained in this Paragraph. As used in this Paragraph, "Hazardous Materials" shall mean petroleum or any petroleum product, asbestos, any substance know by the state in which the Land is located to cause cancer and/or reproductive toxicity, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This Paragraph shall survive the termination of this Agreement.

     17.  LESSEE AND LESSOR'S LIABILITY INSURANCE.
          ----------------------------------------

          (a) Lessee, at Lessee's sole cost and expense, shall procure and maintain bodily injury and property damage insurance with a combined single limit of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Lessee, its employees and agents arising out of or in connection with Lessee's use of the Land, Tower and Site Equipment, all as provided for herein.

          (b) Lessor, at Lessor's sole cost and expense, shall procure and maintain on the Land and Tower, bodily injury and property damage insurance with a combined single limit of at least One Million Dollars ($1,000,000.00) per occurrence (which insurance may be maintained by one or more blanket policies). Such insurance shall insure, on an occurrence basis, against liability of Lessor, its employees and agents arising out of or in connection with Lessor's use, occupancy and maintenance of the Land and Tower.

          (c) Each party shall be named as an additional insured on the other's policy. Each party shall provide to the other a certificate of insurance evidencing the coverage required by this Paragraph within 30 days of the Commencement Date.

          (d) Lessor and Lessee release each other and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Land, Tower and Site Equipment thereon caused by, or that result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all night of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Paragraph 17.

     18.  DEFAULT AND REMEDIES.  Each of the following acts or omissions of
          ---------------------
Lessee or occurrences shall constitute an "Event of Default":

     (a) Failure or refusal by Lessee to timely pay the Monthly Rental Fee or any other sum when due; provided however Lessor agrees to give Lessee five days written notice up to two times during any 12 month period; thereafter any failure by Lessee to timely pay the Monthly Rental Fee or any other sum when due shall constitute an Event of Default.

     (b) Failure or refusal by Lessee to timely perform or observe any non-monetary covenant, duty or obligation of Lessee under this Agreement, which failure or refusal is not cured within 30 days following Written notice to Lessee, provided, however, that such 30 day period shall be extended as
        --------  -------
reasonably necessary to complete the cure as long as Lessee commences the cure promptly and thereafter continuously and diligently pursues and completes such cure.

     (c) The commencement by Lessee of a voluntary case under the federal bankruptcy laws; the entry of a decree or order for relief in an involuntary case under the federal bankruptcy laws; the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee's obligations hereunder or for any substantial part of Lessee's property; the winding-up or liquidation of Lessee's affairs; or the making of any assignment for the benefit of creditors by Lessee.

     Whenever any Event of Default shall occur, Lessor may, at its option, do any one or more of the following: (i) terminate this Agreement; (ii) terminate electrical power supplied to the Site Equipment; (iii) alter locks and other security devices on the Land or at the Tower, (iv) and/or pursue any other remedy available hereunder, or at law or in equity, including, without limitation, a suit to recover Lessor's damages.

     19.  INDEMNIFICATION.
          ----------------

     (a) Lessee shall indemnify and hold Lessor and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Lessee's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Property or Antenna Site, including, but not limited to, any claim of liability or loss associated with any environmental matters, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of Lessor, or its subcontractors, servants, agents or invitees. If Lessor is made a party to any litigation commenced against Lessee for any of the above reasons, then Lessee shall protect and hold Lessor harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessor in connection therewith.

     (b) Lessor shall indemnify and hold Lessee and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Lessor's and/or any of its subcontractors', servants', agents' or invitees' ownership and operation of the Property or Antenna Site, including, but not limited to, any claim of liability or loss associated with any environmental matters, excepting, however, such claims or damages as may be due to or caused by the negligence or wilful misconduct of Lessee, or its subcontractors, servants, agents or invitees. If Lessee is made a party to any litigation commenced against Lessor for any of the above reasons, then Lessor shall protect and hold Lessee harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessee in connection therewith.

     (c) The duties described in paragraph 18 shall survive the termination of this Agreement.

     20.  MORTGAGE PROVISIONS.  Lessor reserves the right to assign, transfer,
          --------------------
mortgage or otherwise encumber its interest in the Land and Tower and/or its interest in this Agreement. Lessee agrees, within 10 days following their receipt by Lessee, to execute and deliver to Lessor such further instruments subordinating this Agreement in connection with any debt of Lessor as may be required by Lessor or its lender(s), in form and content reasonably acceptable to Lessee. Lessee further agrees to execute and deliver to any lender of Lessor an estoppel certificate containing such accurate information as may be reasonably requested by such lender. Lessee shall only be obligated to enter into any such subordination, attornment and nondisturbance agreement if, pursuant to the terms thereof, the lender agrees not to disturb Lessees interest arising from this Agreement so long as Lessee continues to perform its obligations according to the terms hereof, and so long as such agreement is otherwise reasonably satisfactory to Lessee in form and substance.

     21.  WARRANTY OF TITLE AND QUIET ENJOYMENT.  Lessor warrants that (i)
          --------------------------------------
Lessor owns a fee simple or a leasehold interest in the Land and Tower, and has rights of access thereto, (ii) Lessor has full right to make and perform this Agreement; (iii) Lessor covenants and agrees with Lessee that upon Lessee paying the Monthly Rental Fee and observing and performing all the terms, covenants and conditions on Lessee's part, Lessee may peacefully and quietly enjoy the Antenna Site on a nonexclusive basis and subject to the rights of other Lessees located on the Land and Tower.

     22.  NOTICES.  Any notice, communication, request, reply or advise
          --------
(hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by Seller or Buyer to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee. Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

     Notices to Seller shall be addressed as follows:

                                                                              18
               [complete with market information]
               _______________________________________
               _______________________________________
               _______________________________________
               _______________________________________
               Attn:__________________________________
               Telecopier No.:________________________

               with a copy to:

               Nextel Communications, Inc.
               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia 22102
               Attn: Legal Department -- Contracts Manager
               Telecopier No.: (703) 394-3834

     Notices to Buyer shall be addressed as follows:

               Castle Tower Corporation
               510 Bering, Suite 310
               Houston, Texas 77057
               Attn: Mr. Ted B. Miller, Jr. and
               Mr. Jimmy R. Taylor
               Telecopier No.: (713) 974-1926

               with a copy to:

               Singleton & Cooksey
               1600 Smith, Suite 4500
               Houston, Texas 77002
               Attn: Mr. Taylor Cooksey
               Telecopier No.: (713) 651-0251

Either Seller or Buyer shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above

     23.  NON-WAIVER.  Failure of the parties to insist on strict performance of
          -----------
any of the conditions, covenants, terms or provisions of this Agreement or to exercise any of its rights hereunder shall not waive such rights, but either party shall have the right to enforce such rights at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

The receipt of any sum paid by Lessee to Lessor after a breach of this Agreement shall not be deemed a waiver of such breach unless expressly set forth in writing.

     24.  GOVERNING LAW; LOCATION OF PERFORMANCE.  THIS AGREEMENT SHALL BE
          ---------------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. All monetary obligations of Lessor and Lessee (including, without limitation, any monetary obligation of Lessor or Lessee for damages for any breach of the respective covenants, duties or obligations of Lessor or Lessee hereunder) are performable exclusively in Cincinnati, Hamilton County, Ohio.

     25.  MISCELLANEOUS.
          --------------

     (a) This Agreement shall be binding on and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. This Agreement may not be altered, changed, or amended except by an instrument in writing signed by both parties.

     (b) This Agreement constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to the Agreement must be in writing and executed by both parties.

     (c) If any provision of the Agreement is invalid or unenforceable with respect to any party, the remainder of this Agreement or the applications of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement shall be valid and enforceable to the fullest extend permitted by law.

     (d) Lessor acknowledges that a Memorandum of Agreement in a form reasonably agreed to by the parties will be recorded by Lessee in the Official Records of the County where the Land is located. Lessee shall be responsible for obtaining a Release of said Memorandum of Agreement upon expiration or termination of the Agreement. In the event Lessee fails to release such Memorandum of Agreement within 180 days from the expiration or termination of this Agreement or within 10 days of written request of Lessor, whichever first occurs, then Lessee hereby grants Lessor a power of attorney for the sole purpose of effectuating said Release; such power of attorney is coupled with an interest and is irrevocable. In the event the Land is encumbered by a mortgage or deed of trust, upon written request of Lessee, Lessor agrees to obtain and furnish to Lessee a nondisturbance and attornment instrument for each such mortgage or deed of trust; provided that in connection therewith Lessee executes
                           --------
a subordination agreement as contemplated in the provisions of Paragraph 20.

     (e) Lessee may obtain title insurance on its interest in the Land. Lessor shall cooperate by executing documentation required by the title insurance company.

     (f) In any case where the approval or consent of one party hereto is required, requested or otherwise to be given under this Agreement, such parties shall not unreasonably delay or withhold its approval or consent.

     (g) All Riders and Exhibits annexed hereto form material parts of this Agreement.

     (h) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original.

     26.  TOWER MARKING AND LIGHTING REQUIREMENTS.  Lessor acknowledges that it,
          ----------------------------------------
and not Lessee, shall be responsible for compliance with all Tower marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC. Except for the negligence or wilful misconduct of Lessee, its employees or contractors, Lessor shall indemnify and hold Lessee harmless from any fines or other liabilities to FAA or FCC caused by Lessor's failure to comply with such requirements. Should Lessee be cited by either the FCC or FAA because the Tower is not in compliance and, should Lessor fail to cure the conditions of noncompliance within the time frame allowed by the citing agency, Lessee may either terminate this Agreement immediately on notice to Lessor or proceed to cure the conditions of noncompliance at Lessor's expense.

     27.  TERMINATION.
          ------------

     (a) Provided an Event of Default by Lessee does not then remain uncured, this Agreement may be terminated by Lessee without further liability on 30 days prior written notice as follows: (i) upon default of any covenant or term hereof by the Lessor, which default is not cured within 30 days of receipt of written notice of default; provided, however, that such 30 day period shall be
                           --------  -------
extended as reasonably necessary to complete the cure as long as Lessor commences the cure promptly and thereafter continuously and diligently pursues and completes such cure; or (ii) if Lessee does not obtain or maintain after the exercise of its best efforts (and through no fault of Lessee) any license, permit or other approval necessary for the construction and operation of the Site Equipment; or (iii) if Lessee after the exercise of its best efforts (and through no fault of Lessee) is unable to occupy the Antenna Site and utilize the Site Equipment due to an action of the FCC.

     (b) Provided an Event of Default by Lessee does not then remain uncured and Lessee pays to Lessor the Termination Fee provided below, this Agreement may also be terminated by Lessee without further liability on thirty (30) days prior written notice if Lessee reasonably determines that the Antenna Site is (or other unoccupied portions of the Tower are) not appropriate for its operations for technological reasons; provided that Lessee gives Lessor written and
                           --------
detailed information regarding the technological reasons. As used herein the "Termination Fee" shall mean an amount equal to the discounted (by 10%) present value of the Monthly Rental Fee which remains to be paid under this Agreement for the Initial Term and/or Renewal Term then in effect.

     28.  HOLDOVER TENANCY.  Lessee, upon termination or expiration of this
          -----------------
Agreement, shall have removed its Site Agreement and have restored the Antenna Site to its original condition, reasonable wear and tear excepted. If Lessee fails to do so, Lessee shall be considered a tenant at sufferance and pay rent at 1- 1/4 times the then existing annual rate until such time as the removal of the Site Equipment is completed. Nothing in this Section 27 shall be construed as providing Lessee the right to hold over and Lessor, immediately upon the termination or expiration of this Agreement, shall have the right to evict Lessee from the Antenna Site.

     29.  CONDITION OF ANTENNA SITES.  Lessee agrees and acknowledges that, as
          ---------------------------
to any land, antenna site and/or tower which Lessor acquired from Lessee by exercise of an option granted pursuant to the Site Commitment Agreement, Lessee accepts and agrees to occupy such land, antenna site and/or tower ("Acquired Items") in "AS IS" condition and "WITH ALL FAULTS" existing at the time Lessee conveyed, assigned or transferred such Acquired Items to Lessor (the "Existing Condition and Faults").

Lessor shall have no duty or responsibility to Lessee to correct or remediate any of such Existing Conditions or Faults at any time during the Term, nor shall Lessee have any cause of action, claim or right of recovery against Lessor, express or implied, pursuant to contract, warranty, tort or other theory of liability, to the extent based upon or arising out of any such Existing Conditions or Faults, all of which causes of action, claims or rights of recovery against Lessor are hereby fully and irrevocably waived and released by Lessee. Lessee further acknowledges and agrees that no such Existing Conditions or Faults shall be asserted by Lessee, whether as a defense, offset or excuse, to justify or absolve any failure by Lessee to perform its obligations hereunder (including, without limitation, its obligation to pay the monthly license fee).

     30.  PRIME LEASE AGREEMENT.  The parties agree and acknowledge that
          ----------------------
Lessor's rights in the Antenna Site may be derived from a separate agreement with a third party (a true, complete and exact copy of which, as executed and in effect on the date hereof, has been delivered by Lessor to Lessee prior to the execution and delivery hereof) in which Lessor is the Lessee thereunder (the "Prime Lease Agreement"). To the best of Lessor's knowledge, the terms of such Prime Lease Agreement are not breached in any material respect by the terms of this Lease Agreement. Lessee acknowledges that it has reviewed and will retain a copy of each such Prime Lease Agreement, as delivered by Lessor. Lessor shall not enter into any amendment, waiver, supplement or other modification (collectively, a "Modification") of any such Prime Lease Agreement unless and until it has (i) furnished a copy of such Modification, in substantially execution form, to Lessee and (ii) if such Modification would adversely affect Lessee's rights or obligations hereunder in any material respect, Lessee has given its prior written consent to such Modification. Lessor shall deliver to Lessee a true, correct and complete copy of each such Modification to Lessee promptly following Lessor's and each relevant third party's execution thereof. Subject to the foregoing, all of the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease Agreement (together with any Modification thereto) affecting the Antenna Site. Further, Lessee agrees to be bound by and to perform all of the acts and responsibilities of the Lessee pursuant to the Prime Lease Agreement as are applicable to the Antenna Site utilized by Lessee. In the event the Prime Lease Agreement terminates for any reason, this Agreement shall be deemed to have terminated effective the date of the termination of the Prime Lease Agreement; provided that if such termination results from the breach
                       --------
or default by Lessor of its obligations under the Prime Lease Agreement, the Lessee shall be entitled to the same nights and remedies as in the case of a breach or default by Lessor of its obligations hereunder or arising from a wrongful termination of this Agreement by Lessor.

     31.  LIMITATION ON LIABILITY.  Neither Lessor nor Lessee entitled to the
          ------------------------
recovery of any incidental or consequential damages, including lost profits (collectively, "Special Damages") which may otherwise be recoverable under this Agreement, including as a result of any breach or default. Lessor and Lessee waive any rights to recover such Special Damages, or to recover exemplary or punitive damages as a result of any breach or default under this Agreement. Without limiting the foregoing, however, each of the parties acknowledge and, agree that the following shall not be construed to be Special Damages: (i) either party's reasonable costs and expenses associated with mitigating its damages, as long as such efforts are commercially reasonable; and (ii) the Monthly Rental Fee which remains to be paid to

Lessor for the initial Term and/or Renewal Term then in effect. Nothing herein is intended to limit any party's ability to seek or to obtain any appropriate equitable form of relief based on any claimed breach or default by the other party hereunder, it being expressly agreed and understood that, except to the extent limited above, all available remedies and rights to recourse hereunder are cumulative. The provisions of this paragraph 31 shall apply only to damages arising out of a breach or default under this Agreement, and shall not apply to any damages which may result from a breach or default by either party under any other agreement between the parties.

     32.  DUTY TO MITIGATE DAMAGES.  Lessor and Lessee shall endeavor in good
          -------------------------
faith to mitigate damages arising under this Agreement. However, Lessee acknowledges that Lessor is in the business of leasing or licensing space on the Property to third-party tenants for the production of rental income. Accordingly, Lessor's duty to mitigate damages shall not include the reletting of Lessee's Antenna Site to a potential third-party tenant on any terms other than those that are commercially reasonable or under circumstances that are anything but ordinary course (Lessee acknowledges that in the ordinary course of its operations Lessor shall have the right to first lease other available space on the Property.)

The parties have executed this Agreement effective the date set out above.

                         LESSOR:

                         CASTLE TOWER CORPORATION


                         By:_____________________________________

                         Name:___________________________________

                         Title:__________________________________

                         Address:       P. 0. Box 572497
                                        Houston, TX 77257-2497
                         Attn:          Leasing
                         Phone:         (713) 789-7651
                         Telefax:       (713) 974-1926

                         LESSEE:

                         [appropriate operating subsidiary]

                         By:____________________________________

                         Name:__________________________________

                         Title:_________________________________

                         Address:_______________________________

                         _______________________________________
                         _______________________________________
                         _______________________________________


                         Attn:__________________________________
                         Phone:_________________________________
                         Telefax:_______________________________

                                  EXHIBIT "A"

                    [DESCRIPTION OF LAND TO BE PLACED HERE]

                                  EXHIBIT "B"

                [COPY OF LESSEE'S EQUIPMENT TO BE PLACED HERE]

                                                                     EXHIBIT "B"

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Agreement") is entered into as of this _____ day of July, 1997, by and between CASTLE TOWER CORPORATION ("Lessor") and [appropriate operating subsidiary of Nextel Communications, Inc.], A ____________ CORPORATION ("Lessee"), in consideration of the mutual covenants contained herein.


     1.   PREMISES.  Lessor currently leases a parcel of land (the "Land") and
          ---------
owns a telecommunications tower (the "Tower") located in the City of ______________, County of _____________, State of _____________, commonly known as ________________ (the Tower and Lessor's interest in the Land are collectively, the "Property"). The Land is more particularly described in Exhibit A annexed hereto. Subject to the terms and conditions of this Agreement, Lessor hereby leases to Lessee and Lessee leases from Lessor approximately ___________ hundred (_______) square feet [on New Sites, as defined in the Site Commitment Agreement, dated as of July __, 1997 between Nextel Communications, Inc. and Castle Tower Corporation (the "Site Commitment Agreement"), acquired by Lessor, Lessee's leased portion of the Land shall not exceed two hundred (200) square feet] of the Land and certain space on the Tower (consisting of a platform for ___ antennas and coaxial cable located at the ___ foot level of the Tower) as more particularly described in Exhibit B attached hereto (the "Site Equipment") and a non-exclusive right to use all access and utility easements, if any, (collectively, the "Antenna Site") as described in Exhibit B annexed hereto. Copies of Lessee's Federal Communications Commission ("FCC") Licenses that Lessee is utilizing to operate at the Antenna Site will be provided to Lessor within 60 days of execution of this Agreement.

     2.   TERM.  The term (the "Term") of this Agreement shall commence on the
          -----
____ day of _________, 199_ ("Commencement Date") and shall continue for five
(5) years unless otherwise terminated earlier as provided herein. Lessee shall have the right to extend the Term for four successive five year periods (each a "Renewal Term") on the terms and conditions as set forth herein. Lessee shall exercise a renewal option by giving written notice to Lessor not less than 180 days before the end of the Term or before the end of any Renewal Term). Notwithstanding the foregoing neither the Term nor any Renewal Term of this Agreement shall extend beyond the duration of and shall be coterminous with the Prime Lease Agreement (as defined herein), if the underlying term and renewal terms of the Prime Lease Agreement are for a shorter duration than the Term and Renewal Terms set out in this Agreement.

     3.   PAYMENTS.
          ---------

     (a) Lessee shall pay Lessor or its specified agent, without demand, offset or counterclaim on the Commencement Date and on the first of each calendar month thereafter during the first year of the Term a monthly fee (the "Monthly Rental Fee") in the amount of $_________.00, with respect to Lessee's Site Equipment. LESSEE AGREES TO PAY LESSOR AT ITS LOCKBOX LOCATED AT P.O. BOX 710994, CINCINNATI, OHIO 45271-0994 OR SUCH OTHER ADDRESS AS DESIGNATED BY LESSOR IN WRITING. The Monthly Rental Fee shall be fixed during the Initial Term. Thereafter, the Monthly Rental Fee shall increase by four percent (4%) on each and every anniversary date during the Renewal Terms of this Agreement beginning on the first month of the first year of Renewal Term and increasing by 4%. A monthly Rental Fee for any fractional month at the beginning or at the end of the Term (or a Renewal Term) shall be prorated. In the event Lessee shall hereafter desire to add additional equipment to the Antenna Site, and Lessor consents to such addition, the Monthly Rental Fee shall be increased by an amount determined by application of the rate schedule attached as Schedule 2 to the Site Commitment Agreement.

     (b) In addition to the Monthly Rental Fee, Lessee shall pay Lessor or the appropriate taxing authority, if and when due, any sales, use, ad valorem or other taxes or assessments which are assessed or due by reason of this Agreement, the payment of the Monthly License Fee, or Lessee's use of the Antenna Site hereunder. (Lessee acknowledges that Lessor is required by law to render its interest in the Land and Tower for the assessment of ad valorem taxes.) If personal property taxes are assessed, Lessee shall pay any portion of such taxes directly attributable to Lessee's Site Equipment. Lessor shall pay or cause to be paid all real property taxes and assessments on the Land and Tower.

     (c) Except as expressly provided in this Agreement, all Monthly Rental Fees and other sums hereunder provided to be paid by Lessee under this Agreement shall be due and payable by Lessee without demand, deduction, abatement or set-off.

     (d) In the event any installment of the Monthly Rental Fee is not received within three days after written notice from Lessor that such Monthly Rental Fee is past due, Lessee shall pay an administrative late charge of $100.00. Acceptance of such late charge shall not constitute a waiver of the Event of Default caused by late payment of the Monthly Rental Fee.

     (e) The Monthly Rental Fee payable under the Agreement is for a gross lease and Lessee shall not be responsible for and the Monthly Rental Fee shall not be increased for any pass through charges, miscellaneous costs or other charges (except for separately metered electrical utility charges). Except as specifically set forth herein, Lessor shall be solely responsible, at its expense, for any underlying charges or assessments for use of the Tower and for all insurance and utilities (except electrical utility charges separately metered to Lessee).

     4.   TECHNICAL STANDARDS.  Lessee agrees that the installation, operation
          --------------------
and maintenance of its Site Equipment shall at all times, and at Lessee's expense, comply with such technical standards as may from time to time be established by Lessor for the Tower (the "Technical Standards"). The current Technical Standards in effect have been delivered to Lessee and are made a part of this Agreement by reference for all purposes.

     5.   INTERFERENCE.
          -------------

     (a) Lessee shall operate the Site Equipment in a manner that will not cause interference to Lessor or other lessees or licensees of the Land or Tower, provided that their installations predate that of Lessee's Site Equipment. All operations by Lessee shall be in compliance with all Federal Communications Commission (FCC) requirements.

     (b) Subsequent to the installation of the Lessee's Site Equipment, Lessor shall not permit equipment of its other lessees or licensees which equipment was installed subsequent to the installation of Lessee's Site Equipment to interfere with Lessee's operations. Such interference shall be deemed a material breach by Lessor. In the event such interference occurs, Lessor agrees to take all action necessary to eliminate such interference, in a reasonable time period. In the event Lessor fails to comply with this paragraph, Lessee may terminate the Agreement, and/or pursue any other remedies available under this Agreement, at law, and/or at equity.

     6.   ELECTRICAL FACILITIES.  In the event Lessee requires an electric
          ----------------------
supply different from the power currently provided, Lessee shall pay (i) for the cost of installing such power supply facilities and any separate meters required by Lessor, and (ii) the sums charged to Lessor by the applicable utility for such service as reflected by any such meter. In addition, Lessee shall pay or reimburse, promptly upon demand, the utility charges (estimated if necessary) incurred in the event and to the extent Lessee's Site Equipment (singly) consumes more than 1.0 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Temporary interruption in the power provided by such facilities shall not render Lessor liable in any respect for damages to either person or property nor relieve Lessee from fulfillment of any covenant or agreement hereof. Notwithstanding, the foregoing, Lessor shall at all times be able to shut down the electrical service to the Tower and Lessee's Site Equipment in connection with any maintenance operation conducted for the Tower. Lessor agrees to make a reasonable effort to schedule any such shutdown outside the normal business day, and to cooperate with Lessee in obtaining temporary alternate power during scheduled maintenance operations, but shall have no obligation hereunder to provide alternate power from emergency power sources. In connection therewith, Lessor agrees to give Lessee reasonable prior notice, except in emergency situations, which notice may be verbal.

     7.   COMPLIANCE WITH LAWS.  The access to, and installation, maintenance
          ---------------------
and operation of, Lessee's Site Equipment must at all times be in strict compliance with the Technical Standards, all applicable federal, state and local laws, ordinances, and regulations (including without limitation the FCC, Federal Aviation Administration, city zoning, building and fire codes) and any reasonable rules and regulations of the Land and Tower which may be adopted by Lessor from time to time.

     8.   MAINTENANCE.  Lessee shall keep its Site Equipment and the areas
          ------------
immediately surrounding same neat and clean. Lessee shall clearly mark for identification its Site Equipment in the Tower shelter by name, address, phone number and frequency. Lessee shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other Lessee or Lessor in its operation of the Land and Tower. Lessor shall have no obligation to maintain or safeguard the Site Equipment.

     9.   INSPECTION.  Lessee shall permit Lessor and its agents or
          -----------
representatives at all hours to have access to Lessee's Site Equipment to (a) inspect Lessee's Site Equipment, (b) make technical measurements or tests related to the Site Equipment, provided that no hard electrical connections are made to Lessee's Site Equipment when Lessee or its representative is not present, (c) perform any obligations of Lessee hereunder which Lessee has failed to perform, and (d) assure Lessee's compliance with the terms and provisions of this License and all applicable laws, ordinances, rules and regulations. Notwithstanding the foregoing, it is understood and agreed that Lessor shall not have the right to inspect any separate equipment shelter or similar structure constructed and used exclusively by Lessee. Any such structure shall be deemed to constitute a component of Lessee's Site Equipment as defined in this Agreement.

     10.  LESSOR'S REVIEW OF PLANS AND APPROVAL OF CONTRACTORS.  Prior to
          -----------------------------------------------------
installing or allowing any Site Equipment to be installed in or on the Antenna Site, Lessee shall submit to Lessor the names of contractors and detailed plans and specifications of the planned installation for Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Approval of plans shall not be deemed a representation that they comply with applicable laws, ordinances or rules and regulations or will not cause interference with other communications operations. Lessee covenants and agrees to cause the Site Equipment to be installed in accordance with the approved plans and specifications. Lessor shall have the right to inspect during and after installation.

     11.  REMOVAL OF SITE EQUIPMENT.  Lessee may remove its Site Equipment at
          --------------------------
any time prior to the termination of this Agreement provided Lessee repairs any damage to the Tower caused thereby. Title to the Lessee's Site Equipment shall be held by Lessee. Lessor waives any lien right it may have concerning the Lessee's Site Equipment which are deemed Lessee's personal property and not fixtures. Upon expiration or termination for any reason of the Agreement and upon notice by Lessor to Lessee (and to Lessee's financing entity as notified by Lessee to Lessor pursuant to Paragraph 12(b), Lessee shall, within 30 days thereof, remove the Site Equipment and any other property (other than any fixtures) from the Antenna Site and shall restore the Antenna Site to the condition in which it existed upon execution of this Agreement, ordinary wear and tear excepted. Should Lessee fail to so remove the Site Equipment Lessor may remove and store it at Lessee's expense. Should Lessee fail to restore the Antenna Site to its original condition, wear and tear excepted, then Lessor shall do so at Lessee's expense. In the event that neither Lessee nor Lessee's financing entity shall effect such timely removal, and provided at least 60 days have elapsed since the original written notice to Lessee and its financing entity, the Site Equipment shall be deemed abandoned and Lessor may remove and dispose of the Site Equipment at Lessee's expense.

     12.  WAIVER OF LESSOR'S LIEN.
          ------------------------

     (a) Lessor waives any lien rights it may have concerning the Site Equipment which are deemed Lessee's personal property and not fixtures, and Lessee has the right to remove the same at any time without Lessor's consent.

     (b) Lessor acknowledges that Lessee has entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Site Equipment ( the "Collateral") with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Lessor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy attachment, or distress for any Monthly License Fees due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings. Notice to Lessee's financing entity shall be made by certified or registered mail, return receipt requested or reliable overnight carrier to: The Chase Manhattan Bank, N.A., One Chase Manhattan Plaza, 4th Floor, New York, NY 10081; Attention: Tracy Navin.

     13.  ASSIGNMENT AND SUBLICENSING.  Lessee may not assign, or otherwise
          ----------------------------
transfer all or any part of its interest in this Agreement or sublease to or share its Site Equipment with third parties without the prior written consent of Lessor; provided, however, that Lessee may assign its interest to its parent
        --------  -------
company, any subsidiary or affiliate, or to any successor-in-interest or entity acquiring 51% or more of its stock or assets, subject to any financing entity's interest, if any, in this Agreement. In the event of any assignment permitted by the preceding sentence, Lessee shall not be released or relieved of its obligations hereunder. Lessor may assign this Agreement upon written notice to Lessee, subject to the assignee assuming all of Lessor's obligations herein. Notwithstanding anything to the contrary contained in this Agreement, Lessee may, without being released of its obligations hereunder, collaterally assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Lessee (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof.

     14.  CONDEMNATION.  If all or any portion of the Antenna Site shall be
          -------------
taken or condemned for any public purpose to such an extent as to make Lessee unable to utilize its Site Equipment, this Agreement shall terminate at the option of either party. All proceeds from any taking or condemnation of the Antenna Site shall belong to and be paid to Lessor. Lessee shall have the right to pursue a separate condemnation award with respect to its leasehold rights hereunder, as well as with respect to its interest in the Site Equipment.

     15.  DAMAGE OR DESTRUCTION FROM CERTAIN CAUSES.  Lessor or its agents shall
          ------------------------------------------
not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or other order of governmental body or authority, or for any damage or inconvenience which may arise through maintenance, repair or alteration of any part of the Tower, or failure to make any such repairs, unless such damage or loss arises from the fault or negligence of Lessor, its agents, employees, invitees or visitors. If the Antenna Site through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Antenna Site unusable, the Monthly Rental Fee provided for herein shall abate thereafter until such time as the Antenna Site is made usable as reasonably agreed by the parties. In the event of total destruction of the Tower without fault or neglect of Lessee, its agents, employees, invitees or visitors, Lessor may construct a new tower similar to the one destroyed within 180 days from the date of destruction, and if Lessor fails to do so within such time period, Lessee may, at its option, terminate this Agreement as of the date of such destruction with no further obligation or liability of Lessee. If Lessee does not terminate this Agreement, Lessee's sole remedy shall be abatement of the rent for the period during which its use of the Tower is interrupted. Nothing herein shall be construed to require Lessor to rebuild the Tower, but if Lessor decides not to rebuild, this Agreement shall terminate as of the date of such destruction.

     16.  HAZARDOUS SUBSTANCES.  Lessor and Lessee agree that they will not use,
          ---------------------
generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor represents, warrants and agrees

(1) that neither Lessor nor, to Lessor's knowledge, any third part has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Material on, under, about or within the Land in violation of any law or regulation, and (2) that Lessor will not, and will not permit any third party to use, generated, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor and Lessee each agree to defend, indemnify and hold harmless the other and the other's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and costs) arising from any breach of any representation, warranty or agreement contained in this Paragraph. As used in this Paragraph, "Hazardous Materials" shall mean petroleum or any petroleum product, asbestos, any substance know by the state in which the Land is located to cause cancer and/or reproductive toxicity, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This Paragraph shall survive the termination of this Agreement.

     17.  LESSEE AND LESSOR'S LIABILITY INSURANCE.
          ----------------------------------------

     (a) Lessee, at Lessee's sole cost and expense, shall procure and maintain bodily injury and property damage insurance with a combined single limit of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Lessee, its employees and agents arising out of or in connection with Lessee's use of the Land, Tower and Site Equipment, all as provided for herein.

          (b) Lessor, at Lessor's sole cost and expense, shall procure and maintain on the Land and Tower, bodily injury and property damage insurance with a combined single limit of at least One Million Dollars ($1,000,000.00) per occurrence (which insurance may be maintained by one or more blanket policies). Such insurance shall insure, on an occurrence basis, against liability of Lessor, its employees and agents arising out of or in connection with Lessor's use, occupancy and maintenance of the Land and Tower.

          (c) Each party shall be named as an additional insured on the other's policy. Each party shall provide to the other a certificate of insurance evidencing the coverage required by this Paragraph within 30 days of the Commencement Date.

          (d) Lessor and Lessee release each other and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Land, Tower and Site Equipment thereon caused by, or that result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all night of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Paragraph 17.

     18.  DEFAULT AND REMEDIES.  Each of the following acts or omissions of
          ---------------------
Lessee or occurrences shall constitute an "Event of Default":

     (a) Failure or refusal by Lessee to timely pay the Monthly Rental Fee or any other sum when due; provided however Lessor agrees to give Lessee five days written notice up to two times during any 12 month period; thereafter any failure by Lessee to timely pay the Monthly Rental Fee or any other sum when due shall constitute an Event of Default.

     (b) Failure or refusal by Lessee to timely perform or observe any non-monetary covenant, duty or obligation of Lessee under this Agreement, which failure or refusal is not cured within 30 days following Written notice to Lessee, provided, however, that such 30 day period shall be extended as
        --------  -------
reasonably necessary to complete the cure as long as Lessee commences the cure promptly and thereafter continuously and diligently pursues and completes such cure.

     (c) The commencement by Lessee of a voluntary case under the federal bankruptcy laws; the entry of a decree or order for relief in an involuntary case under the federal bankruptcy laws; the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee's obligations hereunder or for any substantial part of Lessee's property; the winding-up or liquidation of Lessee's affairs; or the making of any assignment for the benefit of creditors by Lessee.

     Whenever any Event of Default shall occur, Lessor may, at its option, do any one or more of the following: (i) terminate this Agreement; (ii) terminate electrical power supplied to the Site Equipment; (iii) alter locks and other security devices on the Land or at the Tower, (iv) and/or pursue any other remedy available hereunder, or at law or in equity, including, without limitation, a suit to recover Lessor's damages.

     19.  INDEMNIFICATION.
          ----------------

     (a) Lessee shall indemnify and hold Lessor and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Lessee's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Property or Antenna Site, including, but not limited to, any claim of liability or loss associated with any environmental matters, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of Lessor, or its subcontractors, servants, agents or invitees. If Lessor is made a party to any litigation commenced against Lessee for any of the above reasons, then Lessee shall protect and hold Lessor harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessor in connection therewith.

     (b) Lessor shall indemnify and hold Lessee and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Lessor's and/or any of its subcontractors', servants', agents' or invitees' ownership and operation of the Property or Antenna Site, including, but not limited to, any claim of liability or loss associated with any environmental matters, excepting, however, such claims or damages as may be due to or caused by the negligence or wilful misconduct of Lessee, or its subcontractors, servants, agents or invitees. If Lessee is made a party to any litigation commenced against Lessor for any of the above reasons, then Lessor shall protect and hold Lessee harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessee in connection therewith.

     (c) The duties described in paragraph 18 shall survive the termination of this Agreement.

     20.  MORTGAGE PROVISIONS.  Lessor reserves the right to assign, transfer,
          --------------------
mortgage or otherwise encumber its interest in the Land and Tower and/or its interest in this Agreement. Lessee agrees, within 10 days following their receipt by Lessee, to execute and deliver to Lessor such further instruments subordinating this Agreement in connection with any debt of Lessor as may be required by Lessor or its lender(s), in form and content reasonably acceptable to Lessee. Lessee further agrees to execute and deliver to any lender of Lessor an estoppel certificate containing such accurate information as may be reasonably requested by such lender. Lessee shall only be obligated to enter into any such subordination, attornment and nondisturbance agreement if, pursuant to the terms thereof, the lender agrees not to disturb Lessees interest arising from this Agreement so long as Lessee continues to perform its obligations according to the terms hereof, and so long as such agreement is otherwise reasonably satisfactory to Lessee in form and substance.

     21.  WARRANTY OF TITLE AND QUIET ENJOYMENT.  Lessor warrants that (i)
          --------------------------------------
Lessor owns a fee simple or a leasehold interest in the Land and Tower, and has rights of access thereto, (ii) Lessor has full right to make and perform this Agreement; (iii) Lessor covenants and agrees with Lessee that upon Lessee paying the Monthly Rental Fee and observing and performing all the terms, covenants and conditions on Lessee's part, Lessee may peacefully and quietly enjoy the Antenna Site on a nonexclusive basis and subject to the rights of other Lessees located on the Land and Tower.

     22.  NOTICES.  Any notice, communication, request, reply or advise
          --------
(hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by Seller or Buyer to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee. Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

     Notices to Seller shall be addressed as follows:

                      [complete with market information]



                      Attn:

                                                                               9
               Telecopier No.:

               with a copy to:

               Nextel Communications, Inc.
               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia 22102
               Attn:  Legal Department -- Contracts Manager
               Telecopier No.: (703) 394-3834

     Notices to Buyer shall be addressed as follows:

               Castle Tower Corporation
               510 Bering, Suite 310
               Houston, Texas 77057
               Attn:  Mr. Ted B. Miller, Jr. and
                         Mr. Jimmy R. Taylor
               Telecopier No.: (713) 974-1926

               with a copy to:

               Singleton & Cooksey
               1600 Smith, Suite 4500
               Houston, Texas 77002
               Attn:  Mr. Taylor Cooksey
               Telecopier No.: (713) 651-0251

Either Seller or Buyer shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above

     23.  NON-WAIVER.  Failure of the parties to insist on strict performance of
          -----------
any of the conditions, covenants, terms or provisions of this Agreement or to exercise any of its rights hereunder shall not waive such rights, but either party shall have the right to enforce such rights at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. The receipt of any sum paid by Lessee to Lessor after a breach of this Agreement shall not be deemed a waiver of such breach unless expressly set forth in writing.

     24.  GOVERNING LAW; LOCATION OF PERFORMANCE.  THIS AGREEMENT SHALL BE
          ---------------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. All monetary obligations of Lessor and Lessee (including, without limitation, any monetary obligation of Lessor or Lessee for damages for any breach of the respective covenants, duties or obligations of Lessor or Lessee hereunder) are performable exclusively in Cincinnati, Hamilton County, Ohio.

     25.  MISCELLANEOUS.
          --------------

     (a) This Agreement shall be binding on and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. This

Agreement may not be altered, changed, or amended except by an instrument in writing signed by both parties.

     (b) This Agreement constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to the Agreement must be in writing and executed by both parties.

     (c) If any provision of the Agreement is invalid or unenforceable with respect to any party, the remainder of this Agreement or the applications of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement shall be valid and enforceable to the fullest extend permitted by law.

     (d) Lessor acknowledges that a Memorandum of Agreement in a form reasonably agreed to by the parties will be recorded by Lessee in the Official Records of the County where the Land is located. Lessee shall be responsible for obtaining a Release of said Memorandum of Agreement upon expiration or termination of the Agreement. In the event Lessee fails to release such Memorandum of Agreement within 180 days from the expiration or termination of this Agreement or within 10 days of written request of Lessor, whichever first occurs, then Lessee hereby grants Lessor a power of attorney for the sole purpose of effectuating said Release; such power of attorney is coupled with an interest and is irrevocable. In the event the Land is encumbered by a mortgage or deed of trust, upon written request of Lessee, Lessor agrees to obtain and furnish to Lessee a nondisturbance and attornment instrument for each such mortgage or deed of trust; provided that in connection therewith Lessee executes
                           --------
a subordination agreement as contemplated in the provisions of Paragraph 20.

     (e) Lessee may obtain title insurance on its interest in the Land. Lessor shall cooperate by executing documentation required by the title insurance company.

     (f) In any case where the approval or consent of one party hereto is required, requested or otherwise to be given under this Agreement, such parties shall not unreasonably delay or withhold its approval or consent.

     (g) All Riders and Exhibits annexed hereto form material parts of this Agreement.

     (h) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original.

     26.  TOWER MARKING AND LIGHTING REQUIREMENTS.  Lessor acknowledges that it,
          ----------------------------------------
and not Lessee, shall be responsible for compliance with all Tower marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC. Except for the negligence or wilful misconduct of Lessee, its employees or contractors, Lessor shall indemnify and hold Lessee harmless from any fines or other liabilities to FAA or FCC caused by Lessor's failure to comply with such requirements. Should Lessee be cited by either the FCC or FAA because the Tower is not in compliance and, should Lessor fail to cure the conditions of noncompliance within the time frame allowed by the citing agency, Lessee may either terminate this Agreement immediately on notice to Lessor or proceed to cure the conditions of noncompliance at Lessor's expense.

     27.  TERMINATION.
          ------------

     (a) Provided an Event of Default by Lessee does not then remain uncured, this Agreement may be terminated by Lessee without further liability on 30 days prior written notice as follows: (i) upon default of any covenant or term hereof by the Lessor, which default is not cured within 30 days of receipt of written notice of default; provided, however, that such 30 day period shall be
                           --------  -------
extended as reasonably necessary to complete the cure as long as Lessor commences the cure promptly and thereafter continuously and diligently pursues and completes such cure; or (ii) if Lessee does not obtain or maintain after the exercise of its best efforts (and through no fault of Lessee) any license, permit or other approval necessary for the construction and operation of the Site Equipment; or (iii) if Lessee after the exercise of its best efforts (and through no fault of Lessee) is unable to occupy the Antenna Site and utilize the Site Equipment due to an action of the FCC.

     (b) Provided an Event of Default by Lessee does not then remain uncured and Lessee pays to Lessor the Termination Fee provided below, this Agreement may also be terminated by Lessee without further liability on thirty (30) days prior written notice if Lessee reasonably determines that the Antenna Site is (or other unoccupied portions of the Tower are) not appropriate for its operations for technological reasons; provided that Lessee gives Lessor written and
                           --------
detailed information regarding the technological reasons. As used herein the "Termination Fee" shall mean an amount equal to the discounted (by 10%) present value of the Monthly Rental Fee which remains to be paid under this Agreement for the Initial Term and/or Renewal Term then in effect.

     28.  HOLDOVER TENANCY.  Lessee, upon termination or expiration of this
          -----------------
Agreement, shall have removed its Site Agreement and have restored the Antenna Site to its original condition, reasonable wear and tear excepted. If Lessee fails to do so, Lessee shall be considered a tenant at sufferance and pay rent at 1- 1/4 times the then existing annual rate until such time as the removal of the Site Equipment is completed. Nothing in this Section 27 shall be construed as providing Lessee the right to hold over and Lessor, immediately upon the termination or expiration of this Agreement, shall have the right to evict Lessee from the Antenna Site.

     29.  CONDITION OF ANTENNA SITES.  Lessee agrees and acknowledges that, as
          ---------------------------
to any land, antenna site and/or tower which Lessor acquired from Lessee by exercise of an option granted pursuant to the Site Commitment Agreement, Lessee accepts and agrees to occupy such land, antenna site and/or tower ("Acquired Items") in "AS IS" condition and "WITH ALL FAULTS" existing at the time Lessee conveyed, assigned or transferred such Acquired Items to Lessor (the "Existing Condition and Faults"). Lessor shall have no duty or responsibility to Lessee to correct or remediate any of such Existing Conditions or Faults at any time during the Term, nor shall Lessee have any cause of action, claim or right of recovery against Lessor, express or implied, pursuant to contract, warranty, tort or other theory of liability, to the extent based upon or arising out of any such Existing Conditions or Faults, all of which causes of action, claims or rights of recovery against Lessor are hereby fully and irrevocably waived and released by Lessee. Lessee further acknowledges and agrees that no such Existing Conditions or Faults shall be asserted by Lessee, whether as a defense, offset or excuse, to justify or absolve any failure by Lessee to perform its obligations hereunder (including, without limitation, its obligation to pay the monthly license fee).

     30.  PRIME LEASE AGREEMENT.  The parties agree and acknowledge that
          ----------------------
Lessor's rights in the Antenna Site may be derived from a separate agreement with a third party (a true, complete and exact copy of which, as executed and in effect on the date hereof, has been delivered by Lessor to Lessee prior to the execution and delivery hereof) in which Lessor is the Lessee thereunder (the "Prime Lease Agreement"). To the best of Lessor's knowledge, the terms of such Prime Lease Agreement are not breached in any material respect by the terms of this Lease Agreement. Lessee acknowledges that it has reviewed and will retain a copy of each such Prime Lease Agreement, as delivered by Lessor. Lessor shall not enter into any amendment, waiver, supplement or other modification (collectively, a "Modification") of any such Prime Lease Agreement unless and until it has (i) furnished a copy of such Modification, in substantially execution form, to Lessee and (ii) if such Modification would adversely affect Lessee's rights or obligations hereunder in any material respect, Lessee has given its prior written consent to such Modification. Lessor shall deliver to Lessee a true, correct and complete copy of each such Modification to Lessee promptly following Lessor's and each relevant third party's execution thereof. Subject to the foregoing, all of the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease Agreement (together with any Modification thereto) affecting the Antenna Site. Further, Lessee agrees to be bound by and to perform all of the acts and responsibilities of the Lessee pursuant to the Prime Lease Agreement as are applicable to the Antenna Site utilized by Lessee. In the event the Prime Lease Agreement terminates for any reason, this Agreement shall be deemed to have terminated effective the date of the termination of the Prime Lease Agreement; provided that if such termination results from the breach
                       --------
or default by Lessor of its obligations under the Prime Lease Agreement, the Lessee shall be entitled to the same nights and remedies as in the case of a breach or default by Lessor of its obligations hereunder or arising from a wrongful termination of this Agreement by Lessor.

     31.  LIMITATION ON LIABILITY.  Neither Lessor nor Lessee entitled to the
          ------------------------
recovery of any incidental or consequential damages, including lost profits (collectively, "Special Damages") which may otherwise be recoverable under this Agreement, including as a result of any breach or default. Lessor and Lessee waive any rights to recover such Special Damages, or to recover exemplary or punitive damages as a result of any breach or default under this Agreement. Without limiting the foregoing, however, each of the parties acknowledge and, agree that the following shall not be construed to be Special Damages: (i) either party's reasonable costs and expenses associated with mitigating its damages, as long as such efforts are commercially reasonable; and (ii) the Monthly Rental Fee which remains to be paid to Lessor for the initial Term and/or Renewal Term then in effect. Nothing herein is intended to limit any party's ability to seek or to obtain any appropriate equitable form of relief based on any claimed breach or default by the other party hereunder, it being expressly agreed and understood that, except to the extent limited above, all available remedies and rights to recourse hereunder are cumulative. The provisions of this paragraph 31 shall apply only to damages arising out of a breach or default under this Agreement, and shall not apply to any damages which may result from a breach or default by either party under any other agreement between the parties.

     32.  DUTY TO MITIGATE DAMAGES.  Lessor and Lessee shall endeavor in good
          -------------------------
faith to mitigate damages arising under this Agreement. However, Lessee acknowledges that Lessor is in the business of leasing or licensing space on the Property to third-party tenants for the production of rental income. Accordingly, Lessor's duty to mitigate damages shall not include the reletting of Lessee's Antenna Site to a potential third-party tenant on any terms other than those that are commercially reasonable or under circumstances that are anything but ordinary course (Lessee acknowledges that in the ordinary course of its operations Lessor shall have the right to first lease other available space on the Property.)

The parties have executed this Agreement effective the date set out above.

                                   LESSOR:

                                   CASTLE TOWER CORPORATION


                                   By:

                                   Name:

                                   Title:

                                   Address:  P. 0. Box 572497
                                             Houston, TX 77257-2497
                                   Attn:     Leasing
                                   Phone:    (713) 789-7651
                                   Telefax:  (713) 974-1926

                                   LESSEE:

                                   [appropriate operating subsidiary]

                                   By:

                                   Name:

                                   Title:

                                   Address:



                                   Attn:
                                   Phone:
                                   Telefax:

                                  EXHIBIT "A"

                    [DESCRIPTION OF LAND TO BE PLACED HERE]

                                  EXHIBIT "B"

                 [COPY OF LESSEE'S EQUIPMENT TO BE PLACED HERE]

                                  EXHIBIT "C"

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Guaranty"), is made to be effective as of the day of July, 1997, by NEXTEL FINANCE COMPANY, a Delaware corporation, (hereinafter referred to as the "Guarantor"), for the benefit of CASTLE TOWER CORPORATION, a Delaware corporation (hereinafter referred to as "Castle").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Nextel Communications, Inc. ("NCI"), a Delaware corporation and sole shareholder of Guarantor, and Castle have entered into that certain Site Commitment Agreement dated July _, 1997 (the "Site Commitment Agreement");

     WHEREAS, pursuant to the terms of the Site Commitment Agreement it is contemplated that subsidiaries or affiliates of Guarantor will hereafter enter into lease agreements ("Lease Agreements") with Castle, as lessor, and the affiliates or subsidiaries of Guarantor as lessee (the "Lessees"), for a non-exclusive lease to use portions of certain of Castle's radio communication towers and surrounding sites;

     WHEREAS, the Site Commitment Agreement requires, and Castle has requested, that as a condition to its entering into Lease Agreements with the Lessees, the Guarantor execute this Guaranty;

     WHEREAS, Pittencrieff Communications, Inc., a Texas corporation ("PCI"), and its wholly owned subsidiary A&B Electronics, Inc., a New Mexico corporation ("A&B"), (PCI and A&B being hereinafter individually and collectively referred to as "Sellers") and Castle have entered into that certain Purchase and Sale Agreement dated effective December 23, 1994, as amended by various amendments (collectively, the "Purchase Agreement") for, among other things, the sale and purchase of Sellers' interest in certain radio communication towers and sites located in various states; and

     WHEREAS, PCI and A&B (PCI and A&B being hereinafter individually and collectively referred to as "Licensees"), and Castle have entered into that certain License Agreement dated effective January 10, 1995, as amended by various amendments (collectively, the "License Agreement"), wherein Licensees were granted a non-exclusive license to use certain portions of radio communications towers together with all buildings related thereto located in various states; and

     WHEREAS, PCI and NCI have entered into an Amended and Restated Agreement of Merger and Plan of Reorganization dated as of December 3, 1996, with certain other parties;

     NOW, THEREFORE, for and in consideration of the premises and of ten dollars ($10.00) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

     1.   Definitions. Guarantor and Castle agree that the respective terms as
          -----------
used herein shall, unless the context otherwise requires, have the following meanings:

          (a) "Indebtedness" shall have the meaning provided in paragraph 2.

          (b) "Lease Agreements" shall have the meaning provided in the recitals.

          (c) "Lessee" shall have the meaning provided in the recitals.

          (d) "License Agreement" shall have the meaning provided in the recitals.

          (e) "Licensees" shall have the meaning provided in the recitals.

          (f) "Obligations" shall have the meaning provided in paragraph 3.

          (g) "Obligors" shall mean one or more of the Lessees, the Licensees or the Sellers.

          (h) "PCI/NCI Effective Date" shall mean the date of the closing under the Amended and Restated Agreement of Merger and Plan of Reorganization dated as of December 3, 1996, by and among NCI, Guarantor, DCI Merger Inc. and Pittencrieff Communications, Inc., as the same may be amended from time to time by the parties thereto.

          (i) "Primary Agreement(s)" shall mean one or more of the Lease Agreements, the License Agreement and the Purchase Agreement.

          (j) "Purchase Agreement" shall have the meaning provided in the recitals.

          (k) "Sellers" shall have the meaning provided in the recitals.

     2.   Guaranty of Payment. The Guarantor hereby absolutely and
          -------------------
unconditionally guarantees the prompt, complete and full payment when due, and no matter how such shall become due, of (i) all monthly rental fees and other sums now or hereafter owing by the Lessees to Castle pursuant to the terms, conditions, covenants and obligations of the Lease Agreements, (ii) as of the PCI /NCI Effective Date, all monthly license fees and other sums then or thereafter owing by the Licensees to Castle pursuant to the terms, conditions, covenants and obligations of the License Agreement, and (iii) as of the PCI/NCI Effective Date, all sum then or thereafter owing by the Sellers to Castle pursuant to the terms, conditions, covenants and obligations of the Purchase Agreement (collectively, the "Indebtedness").

     3.   Guaranty of Performance. The Guarantor hereby absolutely and
          -----------------------
unconditionally guarantees the prompt, complete and full performance of all terms, conditions, covenants, obligations and undertakings of (i) the Lessees to Castle pursuant to the Lease Agreements, (ii) the Licensees to Castle pursuant to the License Agreement, but only from and after the PCI/NCI Effective Date, and (iii) the Sellers to Castle pursuant to the Purchase Agreement, but only from and after the PCI/NCI Effective Date (collectively, the "Obligations'').

     4.   Agreement to be Bound by Certain Agreements. The Guarantor hereby
          -------------------------------------------
absolutely and unconditionally ratifies, confirms and agrees to comply in all respects with and be bound by the terms and conditions of (i) all current and future Lease Agreements to the extent they relate to or affect the Guarantor in any respect, and, (ii) as of the PCI/NCI Effective Date, the License Agreement and the Purchase Agreement to the extent they relate to and affect the Guarantor in any respect.

     5.   Benefit of Guaranty. The benefit of this Guaranty shall automatically
          -------------------
pass with a transfer or assignment of Castle's interest in a Primary Agreement, and/or, as of the PCI/NCI Effective Date, the License Agreement and/or the Purchase Agreement.

     6.   Actions by Castle. No action which Castle may take or omit to take in
          -----------------
connection with a Primary Agreement, any Indebtedness owing by an Obligor thereunder to Castle, or for the performance of any Obligations of an Obligor nor any course of dealing with an Obligor or any other person, shall release the Guarantor from its obligations hereunder, affect this Guaranty in any way, or afford the Guarantor any recourse against Castle. By way of example, but not in limitation of the foregoing, the Guarantor hereby expressly agrees that Castle may, from time to time, without notice to the Guarantor:

          (a) grant an extension or extensions of time for payment of any Indebtedness or time for performance of any Obligations to be performed;

          (b) grant an indulgence or indulgences in any Indebtedness or in the performance of any Obligations;

          (c) modify or amend a Primary Agreement or any term thereof, or any obligation arising thereunder;

          (d) consent to any assignment or sublease by an Obligor of a Primary Agreement;

          (e) consent to an extension or extensions of the term of a Primary Agreement;

          (f) release a guarantor, or substitute or add an additional guarantor.

The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions and modifications of a Primary Agreement, and all references herein to a Primary Agreement shall be deemed to include any renewals, extensions, amendments or modifications thereof.

     7.   Waiver of Notice.  The Guarantor expressly waives notice of acceptance
          ----------------
of this Guaranty, presentment for payment of amounts due under a Primary Agreement, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under a Primary Agreement and all other notices whatsoever, and diligence in collecting sums due under a Primary Agreement or the taking of any action with reference to a Primary Agreement or to any liability under this Guaranty.

     8.   Default.  Upon the occurrence of an event of default (after the
          -------
expiration of any applicable notice and opportunity to cure period) by an Obligor under a Primary Agreement, Castle shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other instrument concerning or securing the performance and obligations arising pursuant to the terms and conditions of a Primary Agreement, in any order, and all rights, powers and remedies available to Castle in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. The obligations of the Guarantor hereunder are independent of the obligations of an Obligor and Castle may proceed directly to enforce all rights under this Guaranty without proceeding against or joining an Obligor or any other person. The Guarantor hereby authorizes and empowers Castle upon such an event of default by an Obligor under a Primary Agreement, at its sole discretion, to exercise any right or remedy which Castle may have, including, but not limited to, the appointment of a receiver to collect any Indebtedness, or the exercise of remedies against personal property, whether real, personal or intangible; and the Guarantor shall be liable to Castle for any deficiency resulting from the exercise by it of any such right or remedy, even though any rights which the Guarantor may have against an Obligor or others may be destroyed or diminished by exercise of any such right or remedy. Until all of the Indebtedness and Obligations have been paid and performed in full: (i) the Guarantor shall have no right of subrogation to Castle and (ii) the Guarantor hereby waives any rights to enforce any remedy which Castle may have against any Obligor.

     9.   Costs of Enforcement.  The Guarantor agrees to pay to Castle all costs
          --------------------
and expenses, including, without limitation, all court costs and reasonable attorneys' fees, incurred or paid by Castle in enforcing this Guaranty or in the collection of any Indebtedness.

     10.  Successors and Assigns.  The Guarantor's obligation hereunder shall
          ----------------------
not be assigned or delegated, but this Guaranty shall pass to and be fully binding upon the Guarantors and its successors and assigns. This Guaranty shall apply to and inure to the benefit of Castle, its successors or assigns.

     11.  Subordination.  Effective only upon the occurrence of an event of
          -------------
default (after the expiration of any applicable notice and opportunity to cure period) by an Obligor under any Primary Agreement (occurring on or subsequent to the PCI /NCI Effective Date in the case of Primary Agreements other than a Lease Agreement), the Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by an Obligor to the Guarantor to any Indebtedness arising under a Primary Agreement and agrees not to permit an Obligor to repay, or to accept payment from an Obligor of, such Indebtedness or any part thereof without the prior written consent of Castle; provided, however, that whether or not there is such an event of default, the Obligors and the Guarantor may conduct transactions in the ordinary course of business consistent with prior practice between the Guarantor and the Obligors (including, without limitation, repayment of inter-company indebtedness incurred in the ordinary course of business consistent with prior practice).

     12.  Representations.  The Guarantor represents and warrants that (a) this
          ---------------
Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms; (b) the execution, delivery, and performance by the Guarantor of this Guaranty does not and will not violate any authority having the force of law or any indenture, agreement, or other instrument to which the Guarantor is a party or by which the Guarantor or any of the properties or assets of the Guarantor is or may be bound; (c) there is no action or proceeding at law or in equity or by or before any court or governmental instrumentality or agency now pending or to the knowledge of the Guarantor threatened or affecting the Guarantor which may materially and adversely affect the financial condition of the Guarantor; (d) this Guaranty is given in furtherance of the business activities of the Guarantor and for a business purpose; and (e) this Guaranty reasonably may be expected to benefit, directly or indirectly, the Guarantor.

     13.  No Impairment. The obligations, guaranties, undertakings, covenants,
          -------------
agreements and duties of the Guarantor under this Guaranty shall in no way be affected or impaired by any of the following, although without notice to or consent of the Guarantor:

          (a) any failure, omission or delay on the part of Castle to enforce, assert or exercise any right, power or remedy conferred on Castle by the provisions of a Primary Agreement;

          (b) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, composition or other proceedings under laws for the protection of debtors affecting an Obligor or any of the assets of an Obligor or any discharge from liability or rejection of burdensome contracts or obligations in the course of or resulting from any such proceedings;

          (c) the release by operation of law of an Obligor or the Guarantor from any obligations under a Primary Agreement; or

          (d) the invalidity, deficiency, illegality or unenforceability of a Primary Agreement, in whole or in part, or of any of the provisions thereof, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

     14.  Entire Agreement. This Guaranty constitutes the entire agreement of
          ----------------
the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms hereof shall be binding unless the game shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

     15.  Dispute Resolution.
          ------------------

          (a) Prior to commencing arbitration under subparagraph (b) of this paragraph 15 for a dispute arising under this Guaranty, the dispute between the parties shall be submitted for discussion and possible resolution during a 15-day period commencing with the date that either party gives written notice to the other that it is invoking the provisions of this paragraph 15(a). The dispute shall be submitted to the General Counsel or Chief Legal Officer of Guarantor and the President of Castle (or any other member of the senior management of Castle designated by the President of Castle). Any person designated to replace any named officer shall have the authority to resolve the dispute that has been submitted to the provisions of this paragraph 15(a).

          (b) Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Guaranty which is not resolved under subparagraph (a) of this paragraph 15 shall be resolved by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one selected by Guarantor, one by Castle and the third by the first two so selected. The arbitration shall be held in Denver, Colorado or such other location as shall be mutually agreeable to the Guarantor and Castle. The arbitration panel shall, upon the concurrence of at least a majority of its members, have the authority to render an appropriate decision or award including the power to grant legal and equitable remedies and award compensatory damages provided by the law in the State of Texas and consistent with the terms of this Guaranty but shall have no power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The decision of the arbitrators shall be final and unreviewable for error of law or legal reasoning of any kind and may be enforced in any court having jurisdiction of the parties. The parties shall (unless the arbitration panel's award provides otherwise) each bear one-half of the cost of the arbitration proceeding (including the fees and expenses of the arbitrators) and all of their own (and their advisors') expenses of participation in the arbitration.

     16.  Invalidity of Particular Provisions.  If any term or provision of this
          -----------------------------------
Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     17.  Term.  This Guaranty shall be continuing, absolute and unconditional
          ----
and remain in full force and effect until all payments are made and all obligations are performed pursuant to the terms and conditions of all Primary Agreements, and all obligations of the undersigned under this Guaranty are fulfilled.

     18.  No-Delay or Waiver.  No delay on the part of Castle in exercising any
          ------------------
right hereunder or any failure to exercise the same shall operate as a waiver of such right; nor in any event shall any modification or waiver or the provisions hereof be effective unless in writing; nor shall any such waiver be applicable except in the specific instance for which given.

     19.  Other Guarantors.  The liabilities of the Guarantor hereunder shall
          ----------------
not be reduced or limited by reason of any similar or dissimilar guaranty executed in favor of Castle by any other person, firm or corporation and this Guaranty shall be enforceable against the Guarantor without regard to such other guaranty or guaranties.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty to be effective as of the date first above written.

                                        NEXTEL FINANCE COMPANY


                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                        Address:____________________
                                              ______________________

                                  SCHEDULE 1

[*]

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                          SCHEDULE 2A and SCHEDULE 2B


A. Monthly rate for existing digital Towers PURCHASED by Castle
     Number of Antennas (Lines)                   Monthly Rate (see Notes below)
             5 or less                                        [*]
             6-8                                              [*]
             9-11                                             [*]
             12                                               [*]


B. Monthly Rates for new Towers BUILT or PURCHASED by Castle
     Number of Antennas (Lines)                   Monthly Rate (see Notes Below)
             5 or less                                        [*]
             6-8                                              [*]
             9-11                                             [*]
             12                                               [*]


Notes
-----

1. The specified monthly tower rate shall be increased by (a) [*] in the event Licensee requires the use of Castle's equipment shelter; and (b) [*] if Licensee requires the use of Castle's generator (minimum 35KW for exclusive use).

2. Upon the installation of any microwave antenna(s) the specified monthly tower rate shall be increased at a rate of (a) [*] per linear foot per microwave antenna, using standard microwave cabling, plus (b) (i) [*] for antenna dishes two (2) feet in diameter; (ii) [*] for antenna dishes four (4) feet in diameter;
(iii) [*] for antenna dishes six (6) feet in diameter; and (ii) [*] for antenna dishes eight (8) feet in diameter.

 . Heights above 250 feet are subject to review and evaluation by Castle. . All grid dishes must contain de-icers.
 .  All dishes larger than 2' must contain radone cover

3. The specified monthly tower rates shall be fixed for the first five years; thereafter, the rent is subject to annual escalation at the rate of [*]. Additionally, with respect to Existing Tower Sites that are designated as "Digital" Sites on SCHEDULE 1, Nextel is entitled to a reduction in it's rent payment equal to [*].

21

[*] Indicates where text has been omitted pursuant to a request for confidential treatement. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  Schedule 3


[*]

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 4

                            FORM OF INITIAL NOTICE

 .    Site Name

 .    Site Number

 .    Corridor

 .    Site City, County and State

 .    Site Map (Important Information)

 .    Site Latitude and Longitude

 .    Photographs (Minimum 6)

 .    Executed Ground Lease/License including pertinent lease documents

          .        Easement or contractual right of access and any utility right of way if not included in lease

          .        Exhibit showing preliminary plan for Nextel use of site (to be finalized in Completion Notice).

 .    Preliminary Zoning and Permitting Analysis

 .    Telephone and Electrical Service Provider

 .    Tile Report

 .    Phase I

 .    Geotechnical Report

 .    Registered Site Survey (within 6 months)

 .    General information on Tower proposed

          .        Type (self support, monopole, guy....)

          .        AGL

          .        Capacity

Date of Initial Notice:____________________________

Notice Complete?  Yes ___     No___ (if No, circle missing data)

Accepted ______

Purchase ______

Waive _________

                              CASTLE TOWER CORPORATION

                              By:_____________________
                              Name:
                              Title:

                              Date:___________________

                                  Schedule 5

                             Construction Schedule
                             ---------------------

(Day 1:   Delivery of Completion Notice)

Day 15:   Tower Foundation Initiated

Day 30:   Tower Installed

Day 60:   Completion

SCHEDULE 6 - ADDITIONAL CONSTRUCTION SERVICES

The following pricing is based upon Castle (or Crown) building the entire site and installing a NEXTEL supplied 10'x 20' equipment building, three antennas with three runs of coaxial, along with associated hardware and three GPS antennas. NEXTEL will supply all antennas, coaxial and materials. Crown will supply the side arms for the tower. For each additional antenna and coaxial cable installed over three, there will be a $1,000 fee added which will include the cost of labor and side arms (i.e. if there are six total antennas installed, the antenna installation pricing will be $12,500). In addition, Nextel and Castle (or Crown) will determine on a site by site basis which services set forth below will be required. In the event that certain services are not required or supplied by Castle (or Crown), then the fee charged will be adjusted in accordance with the below listed schedule.

A.   COST BREAKOUT FOR EACH PHASE FOR NEXTEL WILL BE AS FOLLOWS:
     -----------------------------------------------------------

     Cost breakout:

     1.   Electric and Telco Service                   $15,700.00
     2.   Building Foundation with Door Pad            $ 6,000.00
     3.   Grounding                                    $ 5,500.00
     4.   Ice Bridge                                   $ 3,500.00
     5.   Crane and Spreaders for Building             $ 7,000.00
     6.   Project Management                           $ 3,400.00
     7.   As-Build Documentation                       $ 1,500.00
     8.   Antenna Installation including Materials,    $ 9,500.00
     9.   Inventory and Delivery                       $ 9,500.00
               For each additional antenna and coaxial installed over three, there will be a $1,000 labor fee added, (i.e. if there are six total antennas installed, the antenna installation pricing will be $12,500).

B.   PROJECT MANAGEMENT AND COORDINATION:
     -----------------------------------

     Castle (or Crown) will perform the following:

     1.   Coordinate all engineering layouts and site selection.
     2. Document all final site locations; obtain NEXTEL/Castle (or Crown) approvals.
     3.   Document all locations by site, by material.
     4.   Obtain all electrical approvals and permits for each installation.
     5.   Coordinate lease execution, site by site.
     6. Coordinate and order all materials by site, including types of antennas, length of coaxial, and electrical installation.
     7.   Inventory all material by site, by type.
     8.   Schedule all installations.
     9.   Coordinate all acceptance testing by NEXTEL.
     10.  Submit Weekly Project Reports by site, by work type, etc. For example:
          a.   Permitting
          b.   Construction
          c.   Antenna Installation
          d.   Acceptance
          e.   Documentation
     11.  Submit any project updates as required by NEXTEL management.
     12.  Provide as-built documentation by site upon completion of the project.

C.   SCOPE OF WORK TO INCLUDE BUT NOT LIMITED TO:
     -------------------------------------------

     The following is a list of work activities to be performed by Castle (or Crown) under their exclusive direction.

          .              Install and ground coax all NEXTEL antennas with the
               appropriate Andrew hangers. Prepare and install coax jumpers between antennas and NEXTEL lines.
          .              Ground all lines at the top of the tower, at the base
               of the tower, and at the entrance of the building.
          .              Furnish and install 10' of ice bridge between tower and
               equipment building.
          .              All connectors, coax, hangers, grounding kits and
               hoisting grips will be provided by NEXTEL.
          .              Sweep test all antenna lines after installation. A
               graph print-out is to be provided to the local NEXTEL maintenance engineer for approval.
          .              Installation of prefabricated equipment shelter for
               NEXTEL. Coordination of delivery and off-loading of NEXTEL's shelter is the responsibility of Castle (or Crown); Crane, rigging and spreaders bars are to be provided for by Castle (or Crown).
          .              Furnish and install NEXTEL building foundation, per
               equipment shelter manufacturer's specifications along with a pad outside door.
          .              Furnish and install three #3/0 RHW copper cable in 4"
               PVC conduit buried 24" below finished grade to provide underground single-phase, 100 ampere, 120/240 VAC electrical service from meter cabinet to telephone pole. Meter cabinet and 100 ampere fused disconnect shall be furnished and installed in accordance to local power company requirements and the NEC. The meter cabinet will be located inside the fenced area and will not be greater than 20' from building, in a location which provides visibility of meter from outside of fenced area, as well as inside.
          .              Furnish and install 4" PVC and 24" below finished grade
               from power pole to equipment shelter. Provide pull cable in conduit. Stub up and cap 12" above grade at the meter cabinet. Run conduit into building through existing sleeve and seal penetration. Seal both ends water tight after telephone cable is installed.
          .              Furnish and install exterior grounding around shelter,
               guy anchors (if applicable) and lower in accordance with NEXTEL'S ground specifications.
          .              Test and provide results of test which verify ground
               resistance of less than 5 ohms.

SCHEDULE 7     PURCHASED AND EXCLUDED ASSETS
               -----------------------------


     SALE OF TOWER WITHOUT SHELTER
     ---------------------------------------------------------------------------

     INCLUDED (IF EXISTING)
     ----------------------
     . Seller's interest in the ground leases and tenant license and lease agreements
     . Seller's interest in all access easements and rights of ingress and egress to the property, and all rights to easements and / or licenses which authorize the placement of guy wires, anchors and utilities.
     .    Tower Structure
     .    Tower Foundation
     .    Guy Wires and Anchors (if applicable)
     .    Cable ladder on tower
     .    Tower Lights and electrical connections thereto
     . Tower Light Controller and Tower light alarm system, (subject to them being removed from shelter)
     .    Tower Grounding System
     .    Perimeter fencing, gates, attachments thereto
     .    Any site lighting not attached to equipment shelter
     .    Access Road (to the extent owned by Nextel)
     . Rights to any contracts, warranties, or guarantees relating to management, ownership, operation and maintenance of the transferred items, (to the extent transferable)
     . Telephone and electrical utility poles, transformers and lines (to drop point at shelter)
     .    Utility Capacity
     . All intangible rights and properties owned by Seller, to the extent arising under or forming a part of the leasehold or fee interest included within the Assets and being sold, assigned or transferred to Buyer
     . All other rights, privileges and appurtenances owned by Seller, reversionary or otherwise, relating to the leased or owned real estate included within or comprising a part of the Assets and being sold, assigned or transferred to Buyer, but only to the extent (i) used or available for use by Seller in connection with Seller's ownership or operation of such Assets and (ii) not listed within the Excluded items enumerated below.
     . To the extent existing, all site plans, surveys, plans and specifications, geotechnical studies, engineering plans and studies, environmental reports, and other plans or studies, provided that Seller may retain copies of any or all of such items


     EXCLUDED
     --------
     .    Generator, fuel tank, concrete pad and electrical conduit
     . Shelter and all equipment therein with possible exception of tower light controller
     .    Shelter foundation
     .    Antennas and mounts including platform if applicable
     .    Coaxial cables including mounting and grounding hardware
     .    Waveguide bridge
     .    Any external or "cabinetized" installation of Nextel electronics
     . Any other of Seller's Communication Equipment (as defined in the Site Commitment Agreement) located at the Site
     ---------------------------------------------------------------------------

     SALE OF SHELTER
     ---------------------------------------------------------------------------


     INCLUDED (IF EXISTING)
     ----------------------
     .    Equipment shelter (shell)
     .    Shelter foundation
     .    Overhead lighting and all AC electrical outlets
     .    Interior halo ground
     .    HVAC system
     .    Waveguide bridge
     .    Tower light controller
     .    AC Surge arrestor
     .    TI Surge Arrestor
     .    Electrical circuit breaker panel(s)
     .    Fire suppression system
     .    POTS line
     .    Exterior lighting attached to shelter
     .    Security System
     .    Cable Ladder Rack (if practical)
     .    Electrical conduit
     . All other items listed above as "Included" in Sale of Tower without Shelter


     EXCLUDED
     --------
     .    DC power plant (including rectifiers, inverters and batteries)
     .    Equipment racks and components installed therein
     . All wiring from DC power plant to equipment racks (and within equipment racks)
     .    All wiring between equipment racks (including MDF connections)
     .    Coax jumpers and connectors
     .    Generator, fuel tank, electrical conduit and concrete pad
     .    Generator transfer switch
     .    Interconnect equipment (CSU, etc.)
     .    Coax surge suppression system
     . Any other of Seller's Communication Equipment (as defined in the Site Commitment Agreement) located at the Site
     .    All other items listed above as "Excluded" in Sale of Tower without
          Shelter
     ---------------------------------------------------------------------------

SCHEDULE 8    PREEXISTING CONTRACTS; CURRENTLY PERMITTED SITES
              ------------------------------------------------

          PREEXISTING CONTRACTS: SITES COMMITTED TO OTHER PARTIES
          -------------------------------------------------------

          --------------------------------------------------------------
                                                               BUILD
          NAME                LATITUDE        LONGITUDE        MARKET
          ----                --------        ---------        ------
          Prairic Dell        30-49-34        97-35-20         Texas
          --------------------------------------------------------------
          Bruceville          31-18-45        97-15-28         Texas
          --------------------------------------------------------------
          Selinsky            29-38-15        95-19-30         Texas
          --------------------------------------------------------------
          Hamshire            29-51-30        94-20-55         Texas
          --------------------------------------------------------------
          Mustang             29-30-16        95-24-48         Texas
          --------------------------------------------------------------
          Grandview           32-15-15        97-09-58         Texas
          --------------------------------------------------------------
          Italy               32-11-51        96-54-03         Texas
          --------------------------------------------------------------
          Carl's Corner       32-02-41        97-03-39         Texas
          --------------------------------------------------------------
          Lebanon             36-12-01        86-21-26         Nashville
          --------------------------------------------------------------
          Arlington           35-21-11        89-38-00         Memphis
          --------------------------------------------------------------
          Stanton             35-25-46        89-22-57         Memphis
          --------------------------------------------------------------
          Brownsville         35-33-46        89-08-06         Memphis
          --------------------------------------------------------------

29